UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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REHABCARE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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A-1

7733 Forsyth Boulevard

Suite 2300

St. Louis, Missouri 63105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

MAY 4, 2010

Dear Stockholder:

The officers and directors of RehabCare Group, Inc. (the “Company”) cordially invite you to attend the annual meeting of stockholders to be held at the Pierre Laclede Center, Second Floor, 7733 Forsyth Boulevard, St. Louis, Missouri 63105, on May 4, 2010 at 8:00 a.m., Central Time, for the following purposes:

1.       To elect eight directors to hold office until the next annual meeting or until their successors shall have been duly elected or appointed and qualified; and

2.       To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.       To approve the RehabCare Group, Inc. 2006 Equity Incentive Plan (As Amended and Restated Effective May 4, 2010); and

4.                                   To transact any and all other business that may properly come before the annual meeting or any adjournment thereof.

The Board of Directors encourages you to vote FOR Proposals 1, 2 and 3.  Only stockholders of record at the close of business on March 4, 2010, are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting. Under Securities and Exchange Commission (“SEC”) rules, we have elected to deliver our proxy materials to stockholders over the Internet. This new delivery process will allow us to provide stockholders with the information they need, while lowering our cost of delivery. On March 22, 2010, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access our 2010 proxy statements and 2009 annual report. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. Our proxy statement is attached. Financial and other information concerning the Company is contained in our annual report to stockholders for the year ended December 31, 2009. This proxy statement and our 2009 annual report are available on our website at www.rehabcare.com

Your vote is important.  Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy over the Internet, by telephone or by mail. Voting by proxy by any of these means will not affect your right to vote in person should you later decide to attend the annual meeting.

Sincerely,

/s/ Patricia S. Williams

Patricia S. Williams

Senior Vice President, General Counsel & Corporate Secretary

March 22, 2010

2

7733 Forsyth Boulevard

Suite 2300

St. Louis, Missouri 63105

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 4, 2010

_________________

GENERAL INFORMATION

                This proxy statement is furnished to the stockholders of RehabCare Group, Inc. in connection with our solicitation of proxies for use at the annual meeting of stockholders to be held at the Pierre Laclede Center, 7733 Forsyth Boulevard, Second Floor, St. Louis, Missouri 63105, on May 4, 2010 at 8:00 a.m., Central Time, and at all adjournments thereof, for the purposes set forth in the preceding notice of annual meeting of stockholders.

                Under Securities and Exchange Commission (“SEC”) rules, we have elected to make our proxy materials available to stockholders over the Internet rather than mailing paper copies of those materials to stockholders. On March 22, 2010, we mailed a Notice of Intent Availability of Proxy Materials (“Notice”) to our stockholders, directing them to the website where they can access our 2010 proxy statement and 2009 annual report and view instructions on how to vote online or by telephone. If you received the Notice only and would like to receive a paper copy of the proxy materials, please follow the instructions on the Notice to request that a paper copy be mailed.

The proxy set forth on the accompanying proxy card is being solicited by our Board of Directors. All proxies will be voted in accordance with the instructions contained in the proxy. If no direction is specified in the proxy, duly submitted proxies will be voted in favor of the ratification of KPMG LLP as our independent registered public accounting firm in Proposal II.  A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated proxy card with our corporate secretary at our principal offices or by attending the annual meeting and voting the shares in person. Attendance alone at the annual meeting will not revoke your proxy. If you voted online or by telephone and wish to change your vote, you may call the toll-free number or go to the Internet site, as applicable depending on the manner in which you previously voted, and follow the directions for changing your vote. Proxies that are properly submitted, timely received and not revoked will be voted in the manner indicated thereon at the annual meeting and any adjournment thereof.

                We will bear the entire expense of soliciting proxies. Proxies initially will be solicited via the Internet. Our directors, executive officers and employees may also solicit proxies personally or by telephone or other means, but we will not compensate these persons for providing those solicitation services.

                Only our stockholders of record at the close of business on March 4, 2010, are entitled to notice of, and to vote at, the annual meeting. On this date, there were 24,635,959 shares of our common stock, $0.01 par value, outstanding, including 494,552 shares of unvested restricted stock.

Our stockholders do not have the right to cumulate votes in the election of directors. A majority of the outstanding shares of common stock present in person or by proxy will constitute a quorum at the annual meeting.  Ms. Patricia Williams, Senior Vice President, General Counsel and Corporate Secretary will serve as the inspector of elections at the annual meeting and will oversee the tabulation of the votes.

                We believe that stockholders’ votes should be proportional to their ownership interest in a company.  For that reason, we have not created classes of stock that disproportionately give one class more votes per share than the common shares.  Each outstanding share of our common stock on the record date is entitled to one vote for each director to be elected at the annual meeting and one vote on each proposal presented at the annual meeting.

                A plurality of the votes cast is required for the election of directors, which means that the nominees with the eight highest vote totals will be elected as our directors. As a result of the foregoing, a designation on the proxy that the stockholder is “withholding authority” for a nominee or nominees and broker “non-votes” do not have an effect on the results of the vote for the election of directors.

                The ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the proposal.  An abstention will be counted as a vote cast and will have the effect of a vote cast against the proposal.  A broker non-vote will have no effect on the proposal to ratify KPMG LLP as our registered public accountants.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

                The following entities are known to our management to be the beneficial owners of 5% or more of our common stock as of March 4, 2010:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Common Stock [1]

BlackRock, Inc. [2] 40 East 52 nd Street New York, NY 10022	1,862,109	7.56%

The Vanguard Group[3] 100 Vanguard Blvd. Malvern, PA 19355	1,483,514	6.02%

Bank of New York Mellon Corporation[4] One Wall Street, 31st Floor New York, NY 10286	1,481,498	6.01%

1 The percentage calculations are based upon 24,635,959 shares of our common stock outstanding on March 4, 2010.

2 The information provided is based on Schedule 13G dated January 20, 2010. BlackRock, Inc. has sole power to vote 1,862,109 shares and sole dispositive power for 1,862,109 shares reported as beneficially owned.

3 The information provided is based on Schedule 13G dated February 1, 2010. The Vanguard Group has sole power to vote 28,705 shares and sole dispositive power for 1,454,809 shares and shared dispositive power for 28,705 shares. All shares were reported as beneficially owned.

4 he information provided is based on Schedule 13G dated February 4, 2010. The Bank of New York Mellon Corporation has sole power to vote 1,366,963 shares and sole dispositive power for 1,481,370 shares reported as beneficially owned.

SECURITY OWNERSHIP BY directors and executive officers

                The following table sets forth, as of March 4, 2010, the beneficial ownership of our common stock by each director and each Named Executive Officer (or “NEO”) individually, and all directors and executive officers as a group:

Name of Beneficial Owner	Number of Shares Beneficially Owned5 6	Percent of Outstanding Common Stock [7]

Colleen Conway-Welch, Ph.D., R.N.	63,633	(8)
Christopher Hjelm	12,142	(8)
Anthony Piszel, CPA	29,642	(8)
Suzan Rayner, M.D.	29,642	(8)
Harry Rich	23,142	(8)
Larry Warren	29,642	(8)
Theodore Wight	64,672	(8)
John Short, Ph.D.	498,098	2.00%
Patricia Henry	166,327	(8)
Jay Shreiner	104,180	(8)
Kevin Gross	27,390	(8)
Patricia Williams	20,394	(8)
All directors and executive officers as a group (16 persons)	1,156,550	4.59%

5 Except as otherwise noted, each individual has sole voting and investment power with respect to the shares listed beside his or her name.

6 Totals include 579,014 shares subject to stock options owned by Dr. Conway-Welch (48,261), Mr. Piszel (15,000), Dr. Rayner (15,000), Mr. Rich (7,500), Mr. Warren (15,000), Mr. Wight (34,730), Dr. Short (268,161), Ms. Henry (111,230), Mr. Shreiner (30,000), Mr. Gross (0), and all directors and executive officers as a group, that are either presently exercisable or exercisable within 60 days of March 4, 2010.  Totals also include 666 and 24 shares allocated to Ms. Henry and Ms. Williams respectively under our 401(k) plan. Dr. Short discloses indirect ownership of 259 shares allocated to his son under our 401(k) plan.

7 Percent of ownership is based upon 24,635,959 shares of our common stock outstanding as of March 4, 2010, and, for each director or executive officer or the group, the number of shares subject to options exercisable by such director or executive officer or the group within 60 days of March 4, 2010.

8 Less than one percent.

PROPOSAL I

ELECTION OF DIRECTORS

                Corporate governance is, at its core, about the relationship among a company’s stockholders, management, and directors.  To ensure that management is accountable to the Board, and the Board to stockholders, we believe directors should be subject to annual elections.

At the annual meeting, our stockholders will vote on the election of eight Directors to serve for a term of one year until the 2011 annual meeting or until their successors shall have been duly elected and qualified.

                The persons named as proxies on the accompanying proxy card intend to vote all duly submitted proxies received by our Board of Directors for the election of the eight Directors listed below, except as otherwise directed by the stockholder on the proxy, online or by telephone. If for any reason any nominee becomes unavailable for election, which is not now anticipated, the persons named in the accompanying proxy will vote for a substitute nominee designated by our Board of Directors. The eight nominees receiving the highest number of votes will be elected as our Directors. Each nominee currently serves as one of our Directors.

Our Board of Directors recommends a vote “FOR” the election of each of the nominees.

                The name, age, principal occupation or position, business experience and other directorships for each of the nominees are set forth below.  No family relationship exists between any of our Directors or executive officers.

                Colleen Conway-Welch, Ph.D., R.N., 65, has been a director since September 2000. Dr. Conway-Welch serves as the dean and a professor at Vanderbilt University’s School of Nursing, where she has been dean since 1984. Dr. Conway-Welch also serves on the Board of Directors of Pinnacle Bank and Ardent Health Services.

                Anthony Piszel, CPA, 55, has been a director since October 2005.  Anthony “Buddy” Piszel joined First American as Chief Financial Officer and Treasurer in January, 2009. His duties include overseeing First American’s financial reporting group, capital marketing activities and investor relations. Mr. Piszel was the Executive Vice President and Chief Financial Officer of Freddie Mac, a publicly traded company financier of home loans created by the U.S. Congress from 2006 until 2008. Prior to joining Freddie Mac, Mr. Piszel served between August, 2004 and November, 2006 as Executive Vice President and Chief Financial Officer of HealthNet, Inc., a large publicly traded managed health care company. For more than five years prior to his employment with HealthNet, Mr. Piszel held several senior management positions at Prudential Insurance Company of America, including Senior Vice President and Controller for Prudential Financial, Inc.

Christopher Hjelm, 48, has been a director since July, 2007.  Mr. Hjelm serves as Senior Vice President and Chief Information Officer at The Kroger Company, where he has been employed since 2005.  Prior to joining The Kroger Company, Mr. Hjelm served as the Chief Information Officer for the Travel Distribution Services division of Cendant between December, 2004 and July, 2005.  Mr. Hjelm was employed by Orbitz as the Chief Information Officer from July, 2003 to November, 2004 when it was acquired by Cendant.  Mr. Hjelm was a Senior Vice President at eBay Technology with eBay, Inc. from March, 2002 to June, 2003.

Suzan Rayner, MD, MPH, 54, has been a director since July 2005.  Dr. Rayner serves as the Executive Vice President Medical Affairs / Medical Director for Schwab Rehabilitation Hospital located in Chicago, Illinois, where she has been employed since 2000.

                Harry Rich, 70, has been a director since February 2006, and Chairman of the Board since August 1, 2006.  Mr. Rich is Chief Financial Officer of the Missouri Historical Society. Prior to his retirement, Mr. Rich served as the Chief Financial Officer for the St. Louis Public Schools from November 2003 to November 2005. Prior to that position, Mr. Rich served as Executive Vice President for Crown Capital Investment Advisors from August 2001 to October 2003.  Mr. Rich served as Executive Vice President and Chief Financial Officer of Brown Shoe Company, Inc. from 1983 until his retirement in 2000.  Mr. Rich also serves on the Board of Directors of Baker Footwear Group, Inc.

                Larry Warren, 62, has been a director since October 2005.  Prior to his retirement, Mr. Warren served as Chief Financial Officer of the University of Michigan Hospital where he was employed from 1986 to 2005. Since October 2006, Mr. Warren has served as the Interim Chief Executive Officer of Howard University Hospital in Washington, D.C.

                Theodore Wight, 67, has been a director since 1991. Prior to his retirement, Mr. Wight served as a general partner of Walden Investors, a venture capital company, since 1983, and Pacific Northwest Partners SBIC, L.P., a venture capital company since 1994.

                John Short, Ph.D., 65, has been our President and Chief Executive Officer since May 2004, having served as our Interim President and Chief Executive Officer since June 2003 and a director of the Company since 1991. Prior to joining the Company, for in excess of five years, Dr. Short was the Managing Partner of Phase 2 Consulting, Inc., a management and economic consulting firm for the healthcare industry.

BOARD OF DIRECTORS AND COMMITTEES

Board Structure and Meetings

                During the year ended December 31, 2009, our Board of Directors held twelve meetings.  Each director attended at least 75% of the meetings of our Board of Directors and Committees of which such director was a member during 2009.  We strongly encourage the members of our Board of Directors to attend the annual meeting of stockholders.  At the last annual meeting, all of the then current Directors were in attendance.

                In 2009, all of our Directors received compliance training and education, which was provided by the Company.

                Our Board of Directors has standing Audit, Compensation and Nominating/Corporate Governance, and Compliance Committees. Each of these Committees of our Board of Directors is comprised of independent Directors. Our Board of Directors has adopted a written charter for each of these Committees.  In compliance with the New York Stock Exchange Corporate Governance Standards, our Board of Directors holds regularly scheduled executive sessions without management. Our independent non-employee Chairman, Mr. Rich, presides at all executive sessions of the Board of Directors. In 2009, our Board established a temporary Pricing Committee, which met twice during November.

Director Independence

                We believe that a substantial majority of the Board should be entirely independent of management. Accordingly, while the Board will determine, from time to time, the number of employee directors that will be permitted, under no circumstances will the proportion of employee directors exceed one-third of the entire Board membership. In addition, the Board operates under the direction of an independent, non-employee Chairman of the Board.

For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. The Board has established corporate governance guidelines to assist it in determining director independence, which conform to the independence requirements in the New York Stock Exchange Corporate Governance Standards. The portion of the guidelines that relates to director independence is set forth below. The Board has determined that Dr. Conway-Welch, Mr. Piszel, Dr. Rayner, Mr. Hjelm, Mr. Rich, Mr. Warren and Mr. Wight satisfy the New York Stock Exchange's independence requirements and our independence guidelines.  In making these independence determinations, the Board of Directors reviewed all of our Directors’ relationships with the Company including a review of the responses of the Directors to questions regarding employment, business, familial, compensation and other relationships with the Company and its management.

                In addition to applying the Company’s corporate governance guidelines, the Board considers all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Independence depends not only on the personal, employment and business relationships of each director, but also upon the Board’s overall relationship with, and attitude towards, management and the independence of mind of the individual director. Providing objective, independent judgment is at the core of the Board’s oversight responsibilities. It is our policy that the Board and each outside director will reflect this independence.

                Under the guidelines, an independent director is a member of the Board of Directors of the Company who:

•         Is not currently receiving, and has not received, during the three years prior to the date of determination, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service to the Company (provided that such compensation is not contingent in any way on continued service) and has no immediate family member who is receiving or has received such compensation either currently or during such three-year period;

•         Is not, and has not been, for the three years prior to the date of determination, an employee of the Company and has no immediate family member who is or has been, for the three years prior to the date of determination, an executive officer of the Company;

•         Is not, and no immediate family member is a current partner of the firm that is the Company’s internal or external auditor;

•         Is not a current employee of a firm that is the Company’s internal or external auditor, and no immediate family member of the director (i) is a current employee of a firm that is the Company’s internal or external auditor, and (ii) participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice;

•         Was not, within the last three years, and no immediate family member has been, within the last three years, a partner or employee of a firm that is the Company’s internal or external auditor and personally worked on the Company’s audit within that time frame;

•         Is not, and has not been (and has no immediate family member who is or has been), for the three years prior to the date of determination, part of an interlocking directorship in which an executive officer of the Company serves on the Compensation Committee of the company that concurrently employed the director (or immediate family member) as an executive officer;

•         Is not an executive officer or an employee (and has no immediate family member who is an executive officer) of another company that presently, or at any time within the three years prior to the date of determination, makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues; and

•         The Board of Directors has affirmatively determined no other material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with the Company, either individually or as a partner, stockholder or officer of an organization or entity having such a relationship with the Company, which relationship would adversely impact the director’s independence in connection with the Company.

                For the purpose of determining independence under the foregoing principles, “immediate family member” means a director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone who shares the director’s home. The Committee may conclude that a director is independent if the disqualifying issue relates to an immediate family member who is no longer an immediate family member as a result of legal separation or divorce or if the relevant immediate family member has died or become incapacitated. References to any company include any parent or subsidiary in a consolidated group with the Company.

                It is a responsibility of the Board to regularly assess each director’s independence and to take appropriate actions in any instance in which the requisite independence has been compromised.

Corporate Governance Materials Available on our Website

                Our corporate governance guidelines are intended to provide a set of flexible guidelines for the effective functioning of our Board and are reviewed regularly and revised as appropriate in response to changing regulatory requirements and evolving best practices.  They are posted on our website at www.rehabcare.com, under the “Investor Information” section and are available in print to any stockholder who requests them.

                In addition to the corporate governance guidelines, the following information is available under the “Investor Information” section of our website:

•         Audit Committee Charter

•         Compensation and Nominating/Corporate Governance Committee Charter

•         Compliance Committee Charter

•         Code of Ethics for Senior Executive and Financial Officers

•         Business Code of Conduct and Organizational Ethics

Stockholder Communication with the Board

We believe it is important for stockholders to communicate with company officials.  Accordingly, we have procedures for stockholders or other interested parties to communicate directly with our Board of Directors.  Such parties can contact our Board of Directors by mail at:  RehabCare Group, Inc., Attention: Harry Rich, Chairman of the Board, 7733 Forsyth Boulevard, Suite 2300, St. Louis, Missouri 63105.  All communications made by this means will be received by the Chairman of the Board.

RehabCare maintains an open door policy with regard to the compliance officer and staff.  All employees are encouraged to utilize this staff with any questions or concerns pertaining to accounting or financial reporting, as well as, the ethics or integrity of our business.

Employees are obligated to report suspected wrongdoing.  Failure to report suspected or known wrongdoing is considered a violation of Company policy.  RehabCare policy prohibits retaliation against employees who make reports in good faith.

A concern may be voiced anonymously and confidentially 24 hours per day by calling the compliance hotline at 800-617-7007.  This number is answered by a member of the compliance team or a third party vendor during normal business hours in the central time zone. Otherwise, a message may be left and your call will be returned promptly the next business day. A new Compliance hotline database will be implemented in 2010. This enhanced database will allow for concerns to be reported online and/or by phone. Compliance team members are also available to speak confidentially to employees when contacted directly.

Audit Committee

                Messrs. Piszel (Chair), Rich and Hjelm comprise the Audit Committee. The Audit Committee met six times during 2009.  One of the meetings was conducted via telephone. The Audit Committee assists the Board of Directors in its oversight of:

•         The integrity of the Company’s financial statements, including monitoring the Company’s financial reporting process and systems of internal controls regarding finance, accounting and regulatory compliance;

•         The Company’s compliance with applicable legal and regulatory requirements with respect to financial reporting;

•         The qualifications and independence of the Company’s independent registered public accounting firm; and

•         The performance of the independent registered public accounting firm and the Company’s internal audit function.

The duties of the Audit Committee include but are not limited to:

•         Recommending to the Board of Directors a registered public accounting firm to be placed before the stockholders for ratification as the Company’s independent registered public accountants each year, and setting the compensation of, or terminating the independent registered public accountants as the Audit Committee deems necessary;

•         Meeting  with the independent registered public accountants and management to review the scope of audit for each year, the proposed audit fees and the audit procedures to be utilized, and at the conclusion of the audit, reviewing the audit, including any comments from the independent registered public accountants, and eliciting the judgment of the independent registered public accountants regarding the quality of the accounting principles applied to the Company’s financial statements;

•         Reviewing the annual audited and quarterly financial statements with management and the independent registered public accounting firm, including the disclosures in the Management’s Discussion and Analysis section of the Form 10-K and Form 10-Q;

•         Discussing the type of information to be disclosed in earnings press releases, earnings guidance and other financial presentations that are provided to analysts, rating agencies and the public;

•         Discussing the Company’s financial risk exposures, the steps management has taken to monitor and control such exposures and the Company’s guidelines and policies regarding risk assessment and management;

•         Reviewing the Company’s policies relating to the ethical handling of conflicts of interest and reviewing past or proposed transactions between the Company and members of management;

•         Providing the opportunity for management, the internal auditors and the independent registered public accounting firm to meet separately with the Audit Committee, including a discussion of any difficulties in the course of the audit, any restrictions placed on the scope of the independent auditor’s activities and access to information, any disagreements with management, and the evaluation by the independent registered public accountants of the Company’s financial, accounting and internal auditing personnel and the cooperation that the independent registered public accountants received from such personnel during the course of the audit;

•         Obtaining and reviewing, at least annually, a report by the independent registered public accounting firm describing the firm’s quality control procedures, and any material issues raised by the most recent internal quality control review of the firm or by any governmental or professional investigation within the preceding five years with respect to any audit conducted by the firm and steps taken by the firm to deal with such issues;

•         Evaluating on an annual basis the qualifications, performance and independence of the independent registered public accounting firm;

•         At least annually, reviewing and approving all relationships between the independent registered public accounting firm and the Company, other than the audit, with a view toward ensuring the objectivity and independence of the accountants; and

•         Establishing procedures for the receipt, retention and treatment of complaints and concerns regarding accounting, internal controls and auditing matters and for the confidential, anonymous submission of such complaints and concerns by employees of the Company.

                Each member of the Audit Committee meets the audit committee independence requirements of the New York Stock Exchange and Rule 10A-3 of the SEC.  Each member of our Audit Committee is financially literate, knowledgeable and qualified to review and evaluate financial statements.  Our Board has designated Anthony S. Piszel as our “audit committee financial expert,” as defined in SEC rules, based on his status as a certified public accountant and his experience as Chief Financial Officer with the organizations described in his biography above.

Compensation and Nominating/Corporate Governance Committee

 The members of the Compensation and Nominating/Corporate Governance Committee (“CNCGC”) are Messrs. Wight (Chair), Rich, and Warren.  Each member of the CNCGC meets the independence requirements of the New York Stock Exchange. The CNCGC met five times during 2009.  None of the meetings were conducted by telephone. The duties of the CNCGC include but are not limited to:

•         Reviewing and approving the Company’s compensation philosophy, policies and compensation programs, including base salary, annual and long-term incentives, employment agreements, change in control agreements, severance agreements, and other benefits and perquisites;

•         Reviewing and approving the Company’s comparator compensation groups used for purposes of benchmarking the compensation levels of the Chief Executive Officer (CEO) and other executive officers;

•         Reviewing market data to assess the competitiveness of our compensation programs for the CEO and other executive officers;

•         Determining and approving the company’s CEO’s compensation, including base salary, incentives and equity compensation, based on its evaluation of our CEO’s performance and taking into account our Company’s performance, relative stockholder return, the value of similar compensation awards to CEOs of similarly situated companies, and the cash and equity compensation awards given to the CEO in the past year;

•         Making recommendations with regard to non-CEO executive officer compensation and incentive compensation and equity-based plans that are subject to Board approval;

•         Reviewing and approving or modifying our CEO’s recommendations regarding base salary, short term and long-term incentives, and other components of compensation to other executive officers;

•         Reviewing and recommending to our Board of Directors policies concerning compensation, both cash and equity, payable to Directors based on, among other things, the needs of the Company, the skills and experience of the Directors, the need to recruit and retain new Directors, and benchmark and market data;

•         Planning for succession of senior management by evaluating senior executives with respect to their potential for promotion into senior leadership positions, including that of the CEO;

•         Reviewing and approving or rejecting proposed transactions between our Company and related parties in terms of the fairness, reasonableness, and avoidance of appearance of impropriety or conflict of interest relative to such proposed transactions;

•         Overseeing the search for qualified individuals to be nominated to the Board of Directors and recommending such individuals to the Board;

•         Reviewing and recommending changes to the committee structure of the Board, including the memberships of the committees; and

•         Developing, recommending and reviewing all corporate governance guidelines.

                The CNCGC’s charter allows it to delegate its authority to subcommittees of the CNCGC, as may be necessary or appropriate.  At least annually, the CNCGC reviews and approves our executive compensation strategy and principles to ensure they are aligned with our business strategy and objectives, stockholder interests, desired behaviors and corporate culture.

 Compensation and Risk

The CNCGC assesses all compensation arrangements, not only executive pay practices, of the Company to determine the extent that risks arising from compensation policies and practices are reasonably likely to have a material adverse effect on the Company.  In making this determination, the CNCGC has considered the compensation practices of each operating division, the dependence of the Company’s profit on each operating division, the compensation expense as a percent of revenue, and the correlation of the payment of incentives to the timing of any related risk.  The CNCGC has determined that the Company’s compensation practices and policies do not pose risks that could reasonably lead to a material adverse effect.

CNCGC Interlocks and Insider Participation

                No member of the CNCGC is, or was during the fiscal year ended December 31, 2009, an officer, former officer, or employee of the Company or any of its subsidiaries, or a person having a relationship requiring disclosure by the Company pursuant to Item 404 of Regulation S‑K.  During 2009, no executive officer of the Company served as a member of (i) the compensation committee of another entity of which one of the executive officers of such entity served on the Company’s Committee or (ii) the Board of Directors of another entity of which one of the executive officers of such entity served on the Company’s Board.

Internal Process for Evaluating Director Candidates

                The CNCGC has established the following general processes for identifying candidates (other than those nominated by stockholders, as discussed below):

•         On a periodic basis, the CNCGC solicits ideas for possible candidates from a number of sources, including members of the Board, senior company executives, individuals personally known by CNCGC members, and research performed by the CNCGC.

•         The CNCGC has the authority under its charter to retain one or more search firms at our expense to identify candidates (and to approve such firms’ fees and retention terms).  If the CNCGC engages one or more search firms, they may be asked to identify possible candidates who meet the desired qualifications described in our corporate governance guidelines, to interview and screen candidates (including conducting appropriate background checks), and to act as liaison to the Board, CNCGC and each candidate.

•         If, based upon the CNCGC’s initial evaluation, a candidate continues to be of interest to the CNCGC, the CNCGC will interview the candidate and deliver its conclusions to the Board and executive officers.

•         The CNCGC and Board usually meet in February to consider, among other things, the candidates to be recommended by the Board for our next annual slate of director nominees to be submitted for election at the annual meeting.

The above-described process is intended to provide a flexible set of guidelines for the effective functioning of our director nomination process.  The CNCGC intends to review the process at least annually and anticipates that modifications may be necessary or desirable from time to time as our needs or circumstances change.

                The CNCGC is responsible under its charter for identifying and selecting qualified candidates for election to the Board of Directors prior to each annual meeting of the stockholders.  In addition, stockholders who wish to recommend a candidate for election to the Board of Directors may submit such recommendation to the Chairman of the CNCGC.  Any recommendation must include the name, contact information, background, experience and other pertinent information on the proposed candidate and must be received by us within the time limits set forth herein under the title “Proposals of Stockholders” for consideration by the CNCGC.  In accordance with the CNCGC’s charter and our corporate governance guidelines, the CNCGC will consider candidates recommended by stockholders using the same criteria as it uses for other nominees.  In identifying and evaluating nominees for director, the CNCGC takes into account many factors, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity of backgrounds, diversity of experience, diversity of ideas, independence and the extent to which the candidate would fill a present need on the Board.

Compliance Committee

                The Compliance Committee (or “CC”) members are Dr. Conway-Welch (Chair), Dr. Rayner, and Mr. Warren.  The CC oversees our compliance program and our compliance with all federal and state health laws and regulations applicable to health care providers. The CC, among other things, is responsible for:

•         Reviewing and making recommendations as to our compliance policies and procedures;

•         Promoting adherence to applicable laws and regulations and investigating any compliance violations reported through our compliance program;

•         Reviewing our ethics and compliance program to determine the scope and effectiveness of the program and endorsing additional programs as deemed necessary;

•         Reviewing the channels of communication between our Chief Compliance Officer and the Committee, as well as between management, to ensure that timely and candid reports regarding our compliance program and significant regulatory and industry developments can take place;

•         Reviewing our processes for receiving, retaining, and appropriately dealing with compliance-related allegations and reports to help ensure the prompt initiation of corrective measures;

•         Overseeing the performance of our Chief Compliance Officer in terms of the management of the compliance program and its various activities and objectives;

•         Reviewing the results of periodic compliance audits and other monitoring procedures to help assure the integrity of our policies, procedures, and control systems;

•         Reviewing with our Chief Compliance Officer the Company’s specific risk exposures identified by our compliance program, the steps taken to monitor and mitigate those exposures, and the program's ability to identify such exposures;

•         Approving compliance policies on behalf of the Board to ensure the implementation of an effective compliance program; and

•         Making recommendations to our executive management as the Compliance Committee deems necessary to further the goals of the compliance program.

The CC held four meetings during 2009, none of which were telephonic meetings.

EXECUTIVE COMPENSATION

Compensation and Nominating/Corporate Governance Committee Report

The Compensation and Nominating/Corporate Governance Committee (or “CNCGC”) met with management to review and discuss the following Compensation Discussion and Analysis. Based on such review and discussion, the CNCGC recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Committee:

Theodore M. Wight (Chairman), Harry E. Rich, Larry Warren

Compensation Discussion and Analysis

                Throughout this proxy statement, the following employees are referred to as NEOs for 2009:

•         John Short                             President & Chief Executive Officer (CEO)

•         Jay Shreiner                    Executive Vice President & Chief Financial Officer (CFO)

•         Patricia Henry                       Executive Vice President, Skilled Nursing Rehabilitation Services

•         Kevin Gross                          Senior Vice President, Hospital Division

•         Patricia Williams                   Senior Vice President, General Counsel and Corporate Secretary

We believe that executive pay should be linked to the creation of long-term stockholder value.  Our independent CNCGC has latitude to structure pay arrangements that reward both long- and short-term achievements, always with the focus on the creation of sustainable value.

The CNCGC determines our compensation objectives, philosophy and forms of compensation and benefits for the NEOs.  In addition, several members of senior management participate in the CNCGC’s executive compensation process, and the CNCGC receives reports and recommendations from its independent compensation consultants.

                Our compensation program is intended to provide fair, reasonable, and competitive compensation to the NEOs, other corporate officers, and our employees generally, to link executive pay with corporate and individual performance, and to align the interests of our stockholders and executives.  The following discussion provides detailed information regarding the compensation objectives and policies for our NEOs and should be read in conjunction with the compensation tables and related narratives also contained in this proxy statement.

Compensation Program Objectives and Design

                Our executive compensation program is designed to achieve the following objectives:

•         Attract and retain top talent.  Attract and retain talented executives critical to our long-term success.

•         Pay for performance.  Align executive compensation with Company, operating division and individual performance on both a short-term and long-term basis.

                We believe our compensation practices and programs motivate our executives to build long-term stockholder value and contribute to the success of our Company.

Compensation Philosophy and Overview

                The compensation program for our NEOs has been developed under the direction of the CNCGC to align the interests of our NEOs with the interests of our stockholders. We believe executive pay should always be reasonable on an absolute basis and should not unduly dilute stockholder’s interests.  We also believe that compensation of the NEOs should include both cash and stock-based compensation that focuses performance on established goals.  Stock ownership reinforces the NEO’s alignment with stockholders. The CNCGC’s aim is to provide a competitive compensation program that will attract, retain, and reward executives who can assist the Company in achieving its business objectives of continued profitable growth and delivery of high quality services in an ever-changing and highly fragmented healthcare services industry.  The compensation program for our NEOs consists of base salary, short- and long- term incentives, tax deferred retirement savings, and various health and welfare benefit plans.  Our NEOs may also, under certain circumstances, be entitled to additional compensation in the event of severance (unless they are terminated for “Cause”) or a change in control of the Company.

                In designing the compensation program, the CNCGC uses benchmarked data for each individual component of compensation (base salary, annual incentive, long-term incentive, severance, and change in control compensation) as an important factor considered in decisions as to the amount of each component to pay or make available to NEOs.  The CNCGC has independently engaged its own advisor, Frederic W. Cook & Co, Inc., with whom the CNCGC consults from time to time on matters pertaining to executive compensation, retention, and incentives, with particular focus on the CEO. Decisions are based on factors such as market data provided by outside consultants, and the performance, experience, leadership skills, and specific responsibilities of each NEO.

                Decisions are based on factors such as market data provided by the independent consultant, and the performance, experience, leadership skills, and specific responsibilities of each NEO.  The CNCGC recognizes that in order to attract and retain certain executives, other factors such as competition and geographical location may also be considered in given situations.

The CNCGC desires that total executive compensation with fixed and performance-based (short-term and long-term) components consist of approximately 66% in cash and 34% in equity for NEOs, with the exception of the CEO. This approach seeks to minimize equity accounting expense and stockholder dilution. In accordance with Dr. Short’s employment agreement dated December 11, 2007, and amended on December 8, 2008, the CNCGC changed the CEO’s total compensation award mix to approximately 50% in cash and 50% in equity beginning with the 2008 plan year.

Key Analytical Tools Used in Compensation Process

The CNCGC uses the following analytical tools, among others, in evaluating and rewarding or recommending compensation to our executive officers and directors:

•         Risk Analysis.  The CNCGC evaluates our short-term and long-term incentive arrangements with the Company’s senior risk managers to determine whether those arrangements could induce executives to take unnecessary and excessive risks that may threaten the long-term health of the Company.

•         Benchmarking.  In designing the compensation program, the CNCGC uses benchmarked data, where available, for each individual component of compensation (base salary, annual incentive, long-term incentive, severance, and change in control compensation) as an important factor considered in decisions on the amount of each component to award to NEOs.  The benchmark data are used in determining how our executives are compensated versus the compensation paid to comparable executives at similarly situated companies.  Such data are used as an analytical tool and not as a substitute for a thorough analysis of total compensation, each element of compensation, how the amount of each element should influence the amount paid for other elements, and whether other factors can and should be taken into account.

•         Internal Pay Equity.  The CNCGC considers internal pay equity, among other factors, when making compensation decisions.  However, the CNCGC does not use a fixed ratio or formula when comparing compensation among executive officers.  In addition, the Committee reviews executive compensation on the same basis for each of the NEOs, including our CEO.  Our CEO is compensated at a higher level than the other executive officers due to his significantly greater level of experience, accountability and responsibility.  The CNCGC believes this is consistent with market practices.

Role of Executive Officers in Setting Compensation

Each year, the CEO reviews the performance of NEOs (other than himself, whose performance is reviewed by the CNCGC) and makes recommendations to the CNCGC regarding salary adjustments and annual cash and stock-based award amounts.  The CEO, with assistance from the Senior Vice President of Human Resources and the CFO, also makes recommendations to the CNCGC regarding annual performance measures, goals, and targets.  The CNCGC may, in its discretion, adjust any recommendations made by the CEO.

The CFO verifies the actual business performance results against the goals of the CNCGC-approved incentive programs, and advises the CNCGC on the extent to which Company targets were achieved.  Our human resources department monitors the effectiveness of the executive compensation program in meeting its overall objectives by periodically reviewing market and benchmark data to assess the competitiveness of the program.  All of this information is provided to and reviewed in detail with the CNCGC.

Elements of Executive Compensation Program

The following table lists the elements of our 2009 executive compensation program and the primary purpose and form of each element.

Element	Objectives and Basis	Form
Base Salary	Provide base compensation that is competitive for each role	Cash
Short-Term Incentive	Annual incentive to drive Company, operating division and/or individual performance	Cash
Long-Term Incentive	Drive Company performance and align executives’ interests with stockholders	Stock and Cash
Severance Compensation	Provide a means to transition to new employment if executives are terminated without cause	Cash
Change in Control Compensation	Ensure we have a competent executive team in place through periods of uncertainty and potential strategic change, and as an incentive to newly recruited executives.	Cash
Key Management Physical Exam	Provide a health benefit to executives in lieu of other perquisites	Other

Discussion of 2009 Executive Compensation Program

2006 – In the fourth quarter of 2005, the CNCGC conducted a review of our executive compensation plans utilizing two comparator groups and sources of data.  Two groups were developed because no other public company exactly resembles our Company in terms of operational focus, size, and geographical coverage.

The first comparator group consisted of publicly held healthcare service companies with similar industry focus and size as our Company. NEO compensation information (base salary, annual incentive and long-term incentive data) was gathered from the proxy statements of those companies.

The second comparator group consisted of 110 companies that participate in Hewitt Associates’ proprietary Total Compensation Measurement™ database. This group included a mix of public and private companies from several industry sectors (service, light manufacturing, and healthcare) with revenue, earnings, and market capitalization comparable to ours. The data results were statistically regressed to reflect an organization comparable to the Company. Using this group of companies, total compensation information (base salary, target annual incentive, target total cash, target long term incentive, and target total compensation) was derived for all of the NEO positions.

2007 – During the third quarter of 2006, the CNCGC requested that the comparator study conducted by Hewitt be updated to reflect annual market pay trends since 2005, and the impact, if any, on the statistical regressed results for the Company based on the acquisition of Symphony Health Services on July 1, 2006. The total compensation information (base salary, target annual incentive, target total cash, target long term incentive, and target total compensation) was derived for all of the NEO positions.

2008 –  In the fourth quarter of 2007, the CNCGC reviewed executive compensation against two comparator groups and sources of data similar to 2005.  The first comparator group consisted of sixteen select, publicly held healthcare service companies with similar industry focus and size as our Company. Similar to the 2006 review, the second comparator group consisted of 100 companies that participate in Hewitt Associate’s proprietary Total Compensation Measurement™ database. This group included a mix of public and private companies from several industry sectors (service, light manufacturing, and healthcare) with revenue, earnings, and market capitalization comparable to us. The median annual revenue for this group was $1.3 billion, while revenue ranged from $44 million to $2.8 billion. Using this group of companies, total compensation information (base salary, target annual incentive, target total cash, target long term incentive, and target total compensation) was derived for all of the NEO positions.

2009 – During the third quarter of 2008, the CNCGC requested that the comparator study conducted by Hewitt in 2006 be updated to reflect annual market pay trends since 2007, and the impact, if any, on the statistical regressed results for the Company.  The total compensation information (base salary, target annual incentive, target total cash, target long term incentive, and target total compensation) was derived for all of the NEO positions.

Base Salary

      The CNCGC considers market data, the executive’s qualifications, experience, industry knowledge, leadership and teamwork skills, and scope of responsibilities as factors in establishing base salaries for each NEO.  Occasionally, the CNCGC may consider other factors such as competition and geographical location.  Market data at the 50th percentile of the comparator groups is reviewed at least bi-annually to ensure that base salaries remain competitive. The 2006 review and updates in 2007, 2008, and 2009 indicated that generally, our NEOs receive a fair, reasonable, and competitive base salary as compared with executive officers in the comparator groups.

                Performance reviews are conducted annually. The yearly base salary change for each NEO is determined after considering his or her duties and responsibilities, position relative to the market, the established merit budget increase for the year, and each executive’s achievement of the prior year’s personal and business objectives.  Many of these evaluations are subjective and qualitative in nature.  Based on these factors, the CNCGC approved salary increases effective April 1, 2009, 3.8% for Mr. Shreiner, 3.0% for Ms. Henry, and 3.6% for Ms. Williams.  Mr. Gross joined the company on 7/1/08 and was granted a salary increase of 4.6% on 7/1/09 by the CNCGC.  Dr. Short did not receive a merit increase in 2009.

Annual Incentive Compensation or STIP

                The CNCGC has established an annual incentive plan which we refer to as the Short-Term Incentive Plan (“STIP”).  The STIP is designed to establish a link between our business results and executive cash awards, to drive performance and accountability, to provide competitive cash award opportunities, and to reward above-average performance with above-average total cash compensation. All NEOs are eligible to participate in the STIP.

      Award opportunities are typically weighted 80% on specified corporate financial objectives and 20% on individual goals, which are tied to the executive’s operating division or functional area. The individual component by design is primarily qualitative in nature and provides for a discretionary award opportunity measured on such factors as providing executive leadership, managing within established budgets and, for certain positions, achieving margin objectives or managing our capital structure.

      Each year the CNCGC selects financial performance measures and specific targets for the 80% component of the STIP.  These goals are based on our strategic direction and plan.  In the past, the CNCGC has set double-digit year-over-year growth objectives in both revenues and earnings per share.  In setting the standards each year, the CNCGC will consider the specific circumstances facing us during the coming year, including competition, general economic trends, and regulatory influences bearing on our performance.  The amount of any award typically depends on whether we perform better, at, or worse than the target.  We must achieve at least 85% of the target for any award associated with that target to be paid. In 2009, 48% was based on earnings per share of $1.39, adjusted for certain costs for mergers and acquisition activities, and 32% was based on a revenue target of $833.1 million, also adjusted for certain merger and acquisition activities.

      The CNCGC chose earnings per share and revenue as the financial performance targets because it believes those measures are the most important measures of growth and profitability and create greatest alignment with the interests of our stockholders. Earnings per share are the portion of our net earnings allocated to each weighted average diluted share. Weighted average diluted shares are computed by determining the number of weighted average common shares outstanding and adding common stock equivalents for outstanding dilutive stock options and restricted shares. Revenue is the amount of money that is earned by our business activities and is represented by the operating revenue figure on our statement of earnings.

      Beginning in 2007 and continuing into 2008 and 2009, the CNCGC re-weighted the 80% financial component for certain NEOs with division level profit and loss responsibility. For Ms. Henry and Mr. Gross, the 80% financial objectives were allocated as follows:

Component	Percentage
Company EPS	15%
Company Revenue	10%
Division Level Income	33%
Division Level Revenue	22%

                The last two measurements directly support corporate earnings per share and revenue objectives but are tied more closely to the executive’s direct accountabilities. The same 85% of target award performances must be achieved for either Division level component to be paid.

                Each NEO was eligible to earn a target bonus based on a percentage of his or her salary.  The percentage varied depending on his or her position as follows: 100% of base salary for Dr. Short; 50% of base salary for Mr. Shreiner and Ms. Henry, 45% of base salary for Mr. Gross and 40% for Ms. Williams. The percentage of salary is determined in part based on market data and in part based on internal equity considerations. The exact amount to be earned by each NEO is determined by applying the weighted performance factors to the individual’s targeted percentage of salary.

                For 2009, we achieved 123.6% of the earnings per share target and we achieved 99.9% of the revenue target. When coupled with achievement of individual performance goals by each NEO, the CNCGC approved the following cash awards per the plan design: Dr. Short, $924,000; Mr. Shreiner, $280,157; and Ms. Williams, $142,802.  Ms. Henry’s division also achieved 115.9% of its EBITDA goal and 101.8% of its revenue goal, for which the CNCGC approved an award to Ms. Henry per the plan design of $270,686.  In addition, Mr. Gross’ division did not achieve the performance threshold for the EBITDA goal, but achieved 96.2% of its revenue target, for which the CNCGC approved an award to Mr. Gross per the plan design of $104,132.  The cash awards were paid in March 2010.

Long-Term Incentive Plan

Total Award Opportunity

To focus our executives on our long-term performance and tie executive compensation to increases in stockholder value, the CNCGC has established a Long-Term Incentive Plan (“LTIP”) which provides for cash and equity awards.  In the past, the awards made under the LTIP primarily consisted of grants of stock options that vested over a period of years.  In 2004, the CNCGC modified the program to include discretionary annual grants of stock options and a new cash component using a three-year performance cycle.  At the same time, the number of options granted were gradually reduced to minimize the potential impact on stockholder dilution and adoption of Statement of Financial Accounting Standard (“SFAS”) 123R, now part of ASC 718, Compensation - Stock Compensation, on January 1, 2006.

      In 2006, the CNCGC discontinued annual stock option grants (both time-vested and performance-based), and implemented restricted stock grants under the LTIP. A new cash component incentive plan was also approved. For 2007, 2008, and 2009 the CNCGC decided to continue the LTIP design award strategy in providing a cash component using a three year performance cycle (2007-2009), (2008-2010), and (2009-2011) and an annual restricted stock grant.

      The CNCGC believes this combination continues to provide a strong retention incentive and keeps senior executives focused on achieving our strategic objectives.

Each year, the CNCGC determines the target total LTIP award for each NEO based on a combination of that executive’s contribution to our results, internal fairness considerations, and external market competitiveness. The total award opportunity, expressed as a percentage of base salary, varies by position, and the mix of award components (cash and equity), also varies by position.

For the 2009-2011 measurement cycle, the total LTIP opportunity for each NEO is noted below:

Named Executive Officer	Total LTIP Award Target as a % of Base Salary	% of Total in Cash	% of Total in Equity (Restricted Stock)	% of Total in Equity (Performance Shares)
Short	174%	0%	50%	50%
Shreiner	125%	20%	80%	0%
Henry	125%	20%	80%	0%
Gross	100%	25%	75%	0%
Williams	100%	25%	75%	0%

In accordance with Dr. Short’s employment agreement dated December 11, 2007, and amended on December 8, 2008, the CNCGC decided to award 100% of Dr. Short’s long term incentive value in equity awards beginning with the 2008 plan year. Fifty percent (50%) of the economic value delivered in performance shares, with the same three year performance period as the cash based plan, and fifty percent (50%) of the economic value in restricted stock. From 2005 through 2007, Dr. Short was not eligible for an equity award as he was granted an option to purchase 250,000 shares of our common stock, at market price, on the date he became CEO, May 3, 2004.

Cash Incentive Plan

      For the cash-based portion of each annual LTIP award, the CNCGC selects financial performance measures and specific thresholds, targets, and maximum goals which we need to achieve during the three-year performance period.  Payouts are made at the end of the cycle. For each of the cycles, if the threshold or minimum goal is achieved, 30% of the targeted payout will occur. If the targeted goal is achieved, 100% will be paid.  If the maximum goal is achieved, 175% of the target will be paid.

2007-2009 Performance Cycle

Cash

For the 2007–2009 cycle, which was paid out in March 2010, the threshold, target and maximum financial goals were as follows:

	Goals
	Threshold	Target	Maximum
EPS (60%)	$0.816	$1.026	$1.235
Revenue (40%)	$744.7M	$935.0M	$1,030.8M

                Threshold, target, and maximum financial goals were established based on a 15% compounded annual growth rate in earnings per share and revenue over a three-year period. The earnings per share performance was 119.3% of target and the revenue achieved was 93.3% of target.

The following awards were made for the 2007–2009 LTIP cycle and paid in March 2010:

Named Executive Officer	Award
Short	$581,644
Shreiner	$110,608
Henry	$225,707
Gross	Mr. Gross joined the Company on July 1, 2008 and was not eligible to participate in the plan
Williams	Ms. Williams joined the Company on November 12, 2007 and was not eligible to participate in the plan

2008–2010 Performance Cycle

Cash (and in the case of Dr. Short, Performance Shares)

For the 2008–2010 cycle, which will pay out in March 2011, the threshold, target, and maximum financial goals are as follows:

	Goals
	Threshold	Target	Maximum
EPS (60%)	$1.034	$1.290	$1.543
Revenue (40%)	$865.2M	$1,080.2M	$1,184.8M

2009–2011 Performance Cycle

Cash (and in the case of Dr. Short, Performance Shares)

      For the 2009–2011 plan cycle, which will pay out in March 2012, the threshold, target, and maximum financial goals are as follows:

	Goals
	Threshold	Target	Maximum
EPS (60%)	$1.282	$1.60	$1.920
Revenue (40%)	$910.1M	$1,136.2M	$1,246.3M

Equity

Discretionary Equity Awards

Although stock options are no longer granted as part of the LTIP, the CNCGC has given the CEO discretionary authority to grant newly-hired executives stock options to purchase up to 10,000 shares of common stock in keeping with the provisions of the Company’s 2006 Equity Incentive Plan.  Each such grant will have an exercise price equal to the closing price of the Company’s shares on the date of grant.  Such grants have a term of 10 years. The stock options vest at a rate of 25% per year over four years.  The CNCGC has also given the CEO the alternative discretionary authority to grant newly-hired executives up to 1,500 shares of restricted stock.

      During 2009, the CNCGC did not grant any discretionary equity awards to NEOs.

      In 2009, the CNCGC granted restricted stock that will vest three years from the grant date.  The CNCGC believes that time vested awards are more effective in retaining executives.  Equity grants are typically approved at the CNCGC’s February meeting with the grant date being the Board’s approval date. Awards are based on individual performance, Company performance, and the base salary of each executive.

      Neither the CNCGC nor the board has ever granted stock options with exercise prices that are less than the closing price of the Company’s stock on the grant dates, nor has it granted equity-based awards which are priced on a date other than the grant date.

      Vesting rights cease upon termination of employment except in the case of death, disability or retirement.  Vested options may be exercised within 90 days after termination of employment or within two years after retirement, death, or disability.

Retirement Plans

      The NEOs participate in a 401(k) savings plan which is made available to all employees on the same terms and conditions.  The plan is a tax-qualified retirement savings plan under which the NEOs, like all employees, can contribute on a pre-tax basis up to certain limits established by the Internal Revenue Service.  We match 50%, up to the first 4%, of the employee’s contribution.  Our matching contributions are vested after one year of service.  Each participant in the plan can choose from a range of investments offered by our plan administrator.  Schwab Retirement Plan Services administered our plan through 2009. We moved to Diversified Investment Advisors on January 1, 2010.

Deferred Compensation Plan

      The Company has a voluntary nonqualified deferred compensation program under which the NEOs and other key executives may defer up to 70% of their annual base salary and up to 70% of their annual and long-term cash-based incentive awards.  In addition, if any contributions are made to the qualified 401(k) savings plan that exceed the limitations established by the Internal Revenue Service, participants may have the excess deferred under the nonqualified deferred compensation plan. This plan is discussed in more detail under the narrative for the Nonqualified Deferred Compensation table.

      In 2009, Mr. Shreiner and Ms. Williams were the only NEOs who participated in the plan.

Other Benefits

      In addition, NEOs (and certain other senior executives) are covered by the same health, life, and disability plans as our other employees generally.  In addition, NEOs are entitled to reimbursement for a comprehensive annual executive physical examination.

To defray the cost of moving when required by the Company, newly recruited out-of-town executives, like other employees, may be eligible for a pre-tax relocation benefit of between $25,000 and $150,000, depending on their positions in the Company and the anticipated actual cost to them of relocating.  Our relocation policy requires that the relocation benefit be repaid on a sliding scale of between 100% and 33% by the executive if the executive voluntarily resigns within three years of commencement of employment. None of our NEOs were eligible for relocation benefits in 2009.

Perquisites

      We do not provide NEOs, or other employees, with any perquisites (other than, in the case of certain senior executives, the annual executive physical examination).

Tax Deductibility of Executive Compensation

                Section 162(m) of the Internal Revenue Code prevents us from taking a tax deduction for non-performance-based compensation in excess of $1 million in any fiscal year paid to the CEO and the three other most highly compensated NEOs (excluding the CFO).  We refer to these executives as the “Section 162(m) covered executives.”  In designing our executive compensation program, we carefully consider the effect of Section 162(m) together with other factors relevant to our business needs.  We design annual and long-term incentive awards to be tax deductible to the Company, so long as preserving the tax deduction does not inhibit our ability to achieve our compensation objectives.  We reserve the right to award non-deductible compensation when necessary to achieve our executive compensation objectives.

Severance and Change in Control Compensation Arrangements

                In March 2006, we entered into new executive severance and change-in-control agreements with a limited number of executives including Dr. Short, Mr. Shreiner, and Ms. Henry. In November 2007, we entered into an agreement with Ms. Williams upon her employment with the Company. In December 2007 we entered into a modified agreement with Dr. Short.  In July 2008, we entered into an agreement with Mr. Gross upon his employment with the Company. The CNCGC believes that such arrangements are essential to ensure that we have a competent executive team in place through periods of uncertainty and potential strategic change, and that such arrangements provide needed continuity and successful operation of our business.  Through these arrangements, the CNCGC also sought to provide an incentive to newly recruited senior executives who, it was believed would not join the organization without them.

                The agreement with our CEO, Dr. Short, provides that upon termination of his employment by the Company without cause, or termination by Dr. Short for good reason (such as a material change in salary, responsibilities and authority, or place of work), severance benefits will include: 24 months of salary continuation, the average of his annual STIP bonuses paid with respect to the three fiscal years with the Company ending before his termination, vesting of any time based outstanding equity awards that are scheduled to vest within 6 months, a prorated vesting at the target award level of any outstanding performance stock (using a fraction multiplier with the denominator of 36 and a numerator of the number of months in the performance period which have elapsed at the date of termination), 24 months of continued health benefits, and 12 months of outplacement services.  For termination upon or following a change in control, Dr. Short will receive a lump-sum payment of 2.99 times his then current annual base salary plus 2.99 times the average of his annual STIP bonuses paid with respect to the three fiscal years with the Company ending before his termination, vesting of all outstanding equity awards (performance stock based grants shall be deemed to have been fully performed and performance targets fully met), 24 months of continued health benefits, and 12 months of outplacement services. In addition, Dr. Short will also be entitled to receive an amount equal to his target bonus percentage for the year that the change in control occurs multiplied by his then-current annual salary on the termination date, prorated for the portion of the year during which he was employed by the Company. In either occurrence, Dr. Short shall not be permitted to determine, directly or indirectly, the taxable year of payment.

                The agreements for Mr. Shreiner, Mr. Gross and Ms. Henry provide that, upon termination by the Company without cause, or termination by one of those executives for good reason, severance benefits will include 12 months of salary continuation, payment of the STIP award at target for the year of termination, and 12 months of continued health benefits.  For termination following a change in control, they will receive a lump-sum payment of 1.5 times their then current annual base salary plus 1.5 times his/her target bonus in the year that the change in control occurs, vesting of all outstanding equity awards, 18 months of continued health benefits, and 12 months of outplacement services. In addition, the executives will be entitled to receive an amount equal to their target bonus percentage for the year that the change in control occurs multiplied by their then-current annual salary on the termination date, prorated for the portion of the year during which they were employed by the Company.

                Ms. Williams is covered by a severance plan that, upon termination of employment by the Company without cause or termination for good reason, and prior to change in control, provides severance benefits of 12 month’s salary continuation, an STIP award at target for the year in which the termination occurs and twelve months of continued health benefits.  Ms. Williams has a termination compensation agreement which provides for the following upon termination following a change in control within 2 years of the transaction date:  a lump-sum cash payment equal to 12 months of her current annual salary plus her target bonus in the year that the change in control occurs, vesting of all outstanding equity awards, 12 months of continued health benefits, and 12 months of outplacement services. In addition, Ms. Williams will be entitled to receive an amount equal to her target bonus percentage for the year that the change in control occurs multiplied by her then-current annual salary on the termination date, prorated for the portion of the year during which she was employed by the Company.

Our change in control compensation arrangements use what is called a “double trigger,” in which no compensation is paid unless an executive is terminated without cause or resigns for good reason within two years after a change in control.  This is done to prevent a windfall to the executive upon a change in control that is not followed by a termination without cause or resignation for good reason.

                Separately, as identified in the LTIP, in the event of a change in control, the current award targets for NEOs will be prorated to the date of the change in control based on the target award opportunity using the greater of actual performance at the change in control date or target award level. This provision applies for the three performance periods of 2007-2009, 2008-2010, and 2009-2011.

      All of the NEOs are also entitled to gross-up payments for any excise tax incurred by them under Section 280G of the Internal Revenue Code in connection with any severance or change in control compensation. Dr. Short’s agreement was modified in December 2007 such that any payments by the Company that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, shall be decreased to the greatest amount that could be paid to him that would not give rise to any such excise taxes.

In December 2008, the Company amended its Termination Compensation Agreements, and Severance Plans to comply with Sec 409(a) of the IRS tax code.

These agreements are described in more detail under the section entitled “Potential Payments upon Termination or Change in Control.”

Executive Stock Ownership Guidelines

      To further reinforce the alignment between stockholder’s interests and management, the CNCGC adopted formal executive stock ownership guidelines during 2009 that were implemented on January 1, 2010.  The program requires senior management to achieve a defined stock ownership level within a 5 year measurement period, and includes annual pro-rata milestone requirements. The target ownership levels are expressed as a multiple of annualized base salary and are as follows; CEO - 5 times, Executive Vice President – 3 times, and Senior Vice President – 2 times.

Compensation Recovery

                The Company is subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002 concerning executive disgorgement of certain compensation and profits if the Company’s financial statements would have to be restated as a result of misconduct.  The Company does not maintain any other policy on disgorgement.

Summary Compensation Table

                The table below summarizes the total compensation paid to each of the NEOs for the fiscal years ended December 31, 2009, 2008 and 2007.

SUMMARY COMPENSATION TABLE

	Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		[9]	[10]	[11]	[12]	[13]
John Short, CEO	2009 2008 2007	$625,002 $618,958 $590,149	- - $75,000	$1,087,503 $1,079,318 -	$1,505,644 $682,531 $335,938	$4,900 $4,600 $4,902	$3,223,049 $2,385,407 $1,005,989
Jay Shreiner, CFO	2009 2008 2007	$374,917 $363,958 $337,917	$25,000 - $50,000	$364,941 $364,915 $247,449	$390,765 $216,119 $74,321	$4,976 $4,600 $148,639	$1,160,599 $949,592 $858,326
Patricia Henry, EVP	2009 2008 2007	$369,792 $357,625 $344,854	- - $50,000	$361,996 $346,955 $252,573	$496,393 $319,980 $173,440	$4,900 $4,600 $4,508	$1,233,081 1,029,160 $825,375
Kevin Gross, SVP	2009 2008 2007	$331,875 $148,958 -	- - -	$243,808 $181,700 -	$104,132 $28,484 -	- - -	$679,815 $359,142 -
Patricia Williams, SVP	2009 2008 2007	$256,375 $250,000 $24,680	- - -	$187,447 - $149,310	$142,802 $90,890 -	$5,062 $4,600 $208	$591,686 $345,490 $174,198

9 The amounts shown above reflect actual amounts received or deferred during 2009, 2008 and 2007.

10 2007 amounts reflect the Committee’s decision to recognize select key executives and managers on a one time basis, for the successful integration and synergy results achieved associated with the July 1, 2006 Symphony Health Services acquisition.  In 2009, the Committee decided to recognize select key executives and managers on a one time basis, for the successful acquisition of Triumph HealthCare.

11 Amounts in this column reflect the aggregate grant date fair value of stock awards granted in the fiscal year computed in accordance with FASB ASC Topic 718 (rather than the dollar amount recognized for financial statement purposes for the fiscal year as previously required). Dr. Short’s performance-based restricted stock awards are valued on the probable outcome of the performance conditions as of the grant date (which in each case, the probable outcome on the grant date equaled 57.14% of the performance award’s potential maximum value).  If such awards were valued at their maximum potential value, the aggregate grant date fair value of all awards granted to Dr. Short equaled $1,495,317 and $1,484,073 in 2009 and 2008, respectively.

12 Amounts in this column reflect the cash awards to the NEOs under the short-term incentive plan (STIP) and the long-term incentive plan (LTIP) which are set out below and which are discussed in the Compensation Discussion and Analysis, and in the narrative to the Grants of Plan-Based Awards Table.

13 The amounts included in this column represent Company matching contributions under the 401(k) savings plan.  Mr. Shreiner had $146,706 in relocation earnings in 2007.

	STIP Award	LTIP Award
John Short	2009 $924,000 2008 $384,519 2007 $152,188	$581,644 2007-2009 $298,012 2006-2008 $183,750 2005-2007
Jay Shreiner	2009 $280,157 2008 $165,874 2007 $74,321	$110,608 2007-2009 $50,245 2006-2008 N/A 2005-2007
Patricia Henry	2009 $270,686 2008 $212,820 2007 $128,920	$225,707 2007-2009 $107,160 2006-2008 $44,520 2005-2007
Kevin Gross	2009 $104,132 2008 $28,484	N/A 2007-2009 N/A 2006-2008
Patricia Williams	2009 $142,802 2008 $90,890	N/A 2007-2009 N/A 2006-2008

The following table sets forth information concerning grants of plan-based awards made during the fiscal year ended December 31, 2009 to the NEOs:

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Equity Awards
			[14]				[15]	[16]	[17]
John Short	2/10/2009 (STIP)	$151,250	$625,000	$1,125,000
	2/10/2009				11,635	38,784	67,872	38,784	$1,087,503
Jay Shreiner	2/10/2009(STIP)	$45,859	$189,500	$341,100
	2/10/2009 (LTIP)	$27,375	$91,250	$159,688
	2/10/2009							26,030	$364,941
Patricia Henry	2/10/2009(STIP)	$45,133	$186,500	$335,700
	2/10/2009 (LTIP)	$27,150	$90,500	$158,375
	2/10/2009							25,820	$361,996
Kevin Gross	2/10/2009 (STIP)	$37,026	$153,000	$275,400
	2/10/2009(LTIP)	$24,375	$81,250	$142,188
	2/10/2009							17,390	$243,808
Patricia Williams	2/10/2009 (STIP)	$25,071	$103,600	$186,480
	2/10/2009 (LITP)	$18,750	$62,500	$109,375
	2/10/2009							13,370	$187,447

14 In February 2009, the CNCGC set the year’s threshold, target, and maximum levels for each component of the financial performance goals with corresponding threshold, target, and maximum levels of payout based on the percentage of the goal achieved for both the short-term incentive plan (STIP) and the 3-year cash based long-term incentive plan (LTIP). For the 2009 STIP, if at least 85% of the targeted earnings per share goal was achieved, 30 percent of the target was to be paid. If 100% of the target earnings per share goal was achieved, 100% payout would have been made.  A maximum of 200% of target would have been paid if 120% of the earnings per share goal was achieved.  No payout was to be made if less than 85% of the targeted financial goal was achieved.   With regard to the revenue target, if at least 85% of the targeted goal was achieved, 30% of the payout would have been made. If 100% of the goal was attained, 100% of the payout would have been made. The maximum payout of 200% would have been paid if 110% of the targeted revenue goal was achieved. For the division level income and revenue performance objectives in Ms. Henry’s and Mr. Gross’ plan the same achievement levels and award payout opportunities are required for an award payout on each respective component.  With regards to performance based individual objectives, the award can range from 0% up to 100% of target. For the three-year LTIP performance cycles (2009-2011, payable in March 2012 and 2008-2010, payable in March 2011 and the 2007-2009 payable in March 2010), if at least 80% of the targeted earnings per share goal is achieved, then 30% of the target payment will be paid.  If 100% of the target earnings per share goal is achieved, then 100% of the target payment will be made.  A maximum of 100% of target will be paid if 120% of the earnings per share goal is achieved.  No payout is to be made if less than 80% of the targeted financial goal is achieved.  With regard to the revenue target, if at least 80% of the targeted goal is achieved, then 30% of the target payment will be paid.  If 100% of the goal is attained, then 100% of the target payment will be made. The maximum payout of 100% will be made if 110% of the targeted revenue goal is achieved.

15 The stock awards presented in this column were granted to Dr. Short pursuant to our LTIP.  Such awards were granted under the Company’s 2006 Equity Incentive Plan.  67,872 represents the maximum number of shares which could vest upon the satisfaction of performance-based conditions for the 2009-2011 performance period.

16 The stock awards presented in this column reflect the number of awards granted for each NEO pursuant to our LTIP.  Such awards were granted under the Company’s 2006 Equity Incentive Plan.  All of the shares listed in this column will cliff vest on the third anniversary date of the award.

17 Represents the grant date fair value of all equity awards including 38,784 of the 67,872 maximum potential shares granted to Dr. Short that are subject to performance-based vesting conditions.

The following table sets forth information concerning outstanding equity awards at December 31, 2009 for our NEOs:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Name
	(#)	(#)	(#) [18]	($)		(#)[19]	($)
	4,861			$39.50	1/14/2011	65,522	$1,993,834
John Short	7,000			$25.09	1/14/2012	106,656	$3,245,542
	6,300			$18.93	1/16/2013
	250,000			$21.58	5/3/2014
Jay Shreiner	22,500		7,500	$19.11	3/27/2016	16,420	$499,661
						17,270	$525,526
						26,030	$792,093
	8,000			$34.00	8/30/2010	16,760	$510,007
	60,000			$22.63	3/6/2012	16,420	$499,661
Patricia Henry	20,000			$19.66	12/16/2013	25,820	$785,703
	4,230			$23.09	10/26/2014
	10,143			$27.99	2/8/2015
	8,857			$27.99	2/8/2015
Kevin Gross						10,000	$304,300
						17,390	$529,178
Patricia S. Williams						7,000	$213,010
						13,370	$406,849

18 All of the options listed in this column vest at the rate of 25% per year over the first four years of the award’s ten-year term.

19 For Dr. Short, the number of shares listed in this column assume the "maximum" potential payout of his shares that are subject to performance based vesting condition. All of the remaining shares listed in this column will cliff vest on the third anniversary date of the award.

               The following table sets forth information concerning each exercise of options and vesting of stock awards during the fiscal year ended December 31, 2009 by the NEOs:

OPTION EXERCISES AND STOCK AWARD VESTINGS

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized On Exercise	Number of Shares Acquired on Vesting	Value Realized On Vesting
	(#)	($)	(#)	($)
John Short	15,200	$138,925
Jay Shreiner			9,460	$165,550
Patricia Henry			8,600	$119,110

The following table sets forth information concerning contributions, earnings, and balances under our nonqualified deferred compensation plans for the NEO as of December 31, 2009:

NONQUALIFIED DEFERRED COMPENSATION

	Beginning Balance on 1/1/2009	Executive Contributions	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name
	($)	($)	($)	($)	($)	($)
Jay Shreiner	$12,201	$18,746	$76	$6,762	$0.00	$37,785
Patricia Williams	$0.00	$12,819	$162	$231	$0.00	$13,212

For both Mr. Shreiner and Ms. Williams, no contributions were attributed to a 401(k) refund.  The participant contributions reported above are included in the salary compensation that was already reported in the summary compensation table.  Only registrant contributions and aggregate earnings are additional compensation.

The Company provides a voluntary nonqualified deferred compensation program under which the NEOs and other key executives may defer up to 70% of their annual base salary and up to 70% of their annual and long-term cash-based incentive awards.  In addition, if any contributions are made to the qualified 401(k) savings plan that exceed the limitations established by the Internal Revenue Service, participants may have the excess deferred under the nonqualified deferred compensation plan.

Each year participants can elect to defer compensation in the plan that is administered for the Company by a third party investment management company. Schwab Retirement Plan Services administered our plan through 2009 and we moved to Diversified Investment Advisors on January 1, 2010. The plan closely reflects the same family of funds that are offered under the qualified 401(k) plan.

Participants may elect to invest their money in one or more of the mutual funds that are available under the plan. Participants can also elect to change investment options or transfer existing funds at any time throughout the year. The plan does not offer a guaranteed rate of return fund election – but does provide a money market fund. Deferred compensation account balances appreciate or lose value based on how the selected funds perform.  During the annual enrollment election process participants are provided the opportunity to elect distribution payouts for the covered compensation.  The plan provides for payouts at a future date either while currently employed or upon termination from the Company.  Participants can elect to receive either a lump sum payment or annual installments for up to ten years.

The current plan was adopted effective as of July 1, 2005 to comply with Sec 409(a) of the Internal Revenue Code.  A Committee comprised of our CFO and other managers are responsible for administering the plan.  The Committee reviews each quarter the performance of the plan and information provided by the plan investment administrator.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The tables below reflect the amount of compensation that each NEO would be entitled to if the conditions to the entitlement to such compensation discussed below had been satisfied on December 31, 2009.  The amounts payable to any NEO can only be determined at the time, and based on the actual facts and circumstances of a given NEO’s actual separation of employment from the Company.

Name of Participant: John Short	Termination for Good Reason or Without Cause
Type of Payment	Involuntary Termination $	Change in Control $
Salary Continuation	$1,250,000
Annual Incentive	$486,902
Restricted Stock		$3,810,445
Performance Plan	N/A	$581,644
Welfare Benefits	$30,079	$30,079
Outplacement	$20,000	$20,000
Excise Tax and Gross Up		$2,894,357
Severance Payments		$3,949,588
Total	$1,786,981	$11,286,113

                The Company currently has a termination compensation agreement with Dr. Short, our CEO.  Under the agreement, upon termination of employment by Dr. Short for good reason or by the Company without cause prior to a change in control, the Company will continue to pay for a period of 24 months after the termination date monthly payments to Dr. Short equal to one-twelfth of the sum of his then-current annual salary and the average of his annual STIP bonuses paid with respect to the three fiscal years with the Company ending before his termination.  If Dr. Short’s employment is terminated within two years after a change in control by the Company without cause, or by Dr. Short for any reason, he will be entitled to a lump-sum cash payment equal to 2.99 times his then-current annual salary plus 2.99 times the average of his annual STIP bonuses paid with respect to the three fiscal years with the Company ending before his termination.  In addition, Dr. Short will also be entitled to receive an amount equal to his target bonus percentage for the year that the change in control occurs multiplied by his then-current annual salary on the termination date, prorated for the portion of the year during which he was employed by the Company.

With regards to outstanding (or unvested) long-term incentive awards made in 2009, 2008 and 2007, in the event of a change in control, all equity award restrictions lapse and become fully vested (performance stock based grants shall be deemed to have been fully vested at the target level of performance); and for the cash based plan(s), the award will be prorated to the date of change in control based on the target award opportunity of the incumbent using the greater of actual performance at the change in control date or target award level.

                In any of the above-described terminations, Dr. Short will also be entitled to the continuation of his health and welfare benefits for up to two years after the date of termination.  In the case of a pre-change in control termination, all time based vested stock-based awards that would have become exercisable within six months of the termination date will vest and become exercisable as of the termination date and shall remain exercisable in accordance with the original terms of the grant, and any outstanding performance stock will vest on a pro-rated basis at the target award level (using a fraction multiplier with the denominator of 36 and a numerator of the number of months in the performance period which have elapsed at the date of termination).  In the case of a change in control, all unexpired stock-based awards will vest and become fully exercisable as of the date of the change in control and will remain exercisable in accordance with the original terms of the grant.  Dr. Short will also be entitled to executive-level outplacement services by a vendor selected by the Company.

                The agreement also contains non-compete and non-solicitation covenants that extend for one year after termination of his employment as well as confidentiality provisions protecting the confidential data and information of the Company.

                If the value of the cash payments and the continuation or acceleration of benefits upon termination under any of the termination compensation agreements would subject the executive officer to the payment of a federal excise tax as “excess parachute payments,” the Company will make an additional “gross-up” payment to cover the additional taxes owed by the named executive.  Dr. Short’s agreement was modified in December 2007 such that any payments by the Company that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, shall be decreased to the greatest amount that could be paid to him that would not give rise to any such excise taxes. Dr, Short’s agreement was amended in December 2008 to comply with Sec 409(a) of the Internal Revenue Code.

A change in control transaction, as defined shall mean:

•         The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; or

•         The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company, that together with stock of the Company acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group, constitutes 30% or more of the total voting power of the stock of the Company; or

•         A majority of the members of the Company’s Board of Directors is replaced during any twelve-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election; or

•         One person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

“Cause” generally means Dr. Short’s failure to substantially perform his assigned duties or willful misconduct materially injurious to the Company. “Good reason” generally means the assignment of Dr. Short to lesser duties, a reduction in or cancellation of his salary, bonus, compensation or other benefit plans, his relocation to a new metropolitan area, or any breach of the agreement by the Company.

Name of Participant: Jay Shreiner	Termination for Good Reason or Without Cause
Type of Payment	Involuntary Termination $	Change in Control $
Salary Continuation	$379,000
Annual Incentive	$189,500
Restricted Stock		$1,817,280
Option Awards		$84,900
Performance Plan	N/A	$201,858
Welfare Benefits	$10,618	$15,927
Outplacement	$20,000	$20,000
Excise Tax and Gross Up
Severance Payments		$1,042,250
Total	$599,118	$3,182,215

                Mr. Shreiner has a termination compensation agreement which, upon termination of employment by him for good reason or by the Company without cause prior to change in control, provides that the Company will continue to pay for 12 months after the termination date monthly payments equal to one-twelfth of his then-current salary and target bonus for the year in which the termination occurs. If Mr. Shreiner’s employment is terminated within two years after a change in control by him for good reason or by the Company without cause, he will be entitled to a lump-sum cash payment equal to 1.5 times his then current annual salary plus 1.5 times his target bonus in the year that the change in control occurs.  In addition, Mr. Shreiner will also be entitled to receive an amount equal to his target bonus percentage for the year that the change in control occurs multiplied by his then-current annual salary on the termination date, prorated for the portion of the year during which he was employed by the Company.

                With regard to outstanding (or unvested) long-term incentive awards made in 2009, 2008 and 2007, in the event of a change in control, all equity award restrictions lapse and become fully vested; and for the cash based plan, the award will be prorated to the date of change in control based on the target award opportunity of the incumbent using the greater of actual performance at the change in control date or target award level.

                In any of the above-described pre-change in control terminations, Mr. Shreiner will also be entitled to the continuation of his health and welfare benefits for up to twelve months after the date of termination.  In the case of a termination after a change in control transaction, Mr. Shreiner will be entitled to the continuation of his health and welfare benefits for up to eighteen months after the date of termination. In either case, Mr. Shreiner will be entitled to executive-level outplacement services by a vendor selected by the Company.

                Mr. Shreiner’s agreement also contains non-compete and non-solicitation covenants that extend for one year after termination of the executive officer’s employment as well as confidentiality provisions protecting the confidential data and information of the Company.

                If the value of the cash payments and the continuation or acceleration of benefits upon termination under any of the termination compensation agreements would subject Mr. Shreiner to the payment of a federal excise tax as “excess parachute payments,” the Company will make an additional “gross-up” payment to cover the additional taxes owed by the officer.  Mr. Shreiner’s agreement was amended in December 2008 to comply with Sec 409(a) of the IRS tax code.

                A change in control transaction, as defined shall mean:

•         The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; or

•         The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company, that together with stock of the Company acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group, constitutes 30% or more of the total voting power of the stock of the Company; or

•         A majority of the members of the Company’s Board of Directors is replaced during any twelve-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election; or

•         One person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

“Cause” and “Good Reason” are defined generally in the same manner as in Dr. Short’s agreement.

Name of Participant: Patricia Henry	Termination for Good Reason or Without Cause
Type of Payment	Involuntary Termination $	Change in Control $
Salary Continuation	$373,000
Annual Incentive	$186,500
Restricted Stock		$1,795,370
Performance Plan	N/A	$313,707
Welfare Benefits	$10,687	$16,030
Outplacement	$20,000	$20,000
Excise Tax and Gross Up
Severance Payments		$1,025,750
Total	$590,187	$3,170,857

Ms. Henry has a termination compensation agreement which, upon termination of employment by her for good reason or by the Company without cause prior to change in control, provides that the Company will continue to pay for 12 months after the termination date monthly payments equal to one-twelfth of the executive’s then-current salary and target bonus for the year in which the termination occurs. If Ms. Henry’s employment is terminated within two years after a change in control by her for good reason or by the Company without cause, she will be entitled to a lump-sum cash payment equal to 1.5 times her then current annual salary plus 1.5 times her target bonus in the year that the change in control occurs.  In addition, Ms. Henry will also be entitled to receive an amount equal to her target bonus percentage for the year that the change in control occurs multiplied by her then-current annual salary on the termination date, prorated for the portion of the year during which she was employed by the Company.

With regards to outstanding (or unvested) long-term incentive awards made in 2009, 2008 and 2007, in the event of a change in control, all equity award restrictions lapse and become fully vested; and for the cash based plan, the award will be prorated to the date of change in control based on the target award opportunity of the incumbent using the greater of actual performance at the change in control date or target award level.

In any of the above-described pre-change in control terminations, Ms. Henry will also be entitled to the continuation of her health and welfare benefits for up to twelve months after the date of termination.  In the case of a termination after a change in control transaction, Ms. Henry will be entitled to the continuation of her health and welfare benefits for up to eighteen months after the date of termination. In either case, Ms. Henry will be entitled to executive-level outplacement services by a vendor selected by the Company.

Ms. Henry’s agreement also contains non-compete and non-solicitation covenants that extend for one year after termination of the executive officer’s employment as well as confidentiality provisions protecting the confidential data and information of the Company.

                If the value of the cash payments and the continuation or acceleration of benefits upon termination under any of the termination compensation agreements would subject Ms. Henry to the payment of a federal excise tax as “excess parachute payments,” the Company will make an additional “gross-up” payment to cover the additional taxes owed by the officer. Ms. Henry’s agreement was amended in December 2008 to comply with Sec 409(a) of the IRS tax code.

                A change in control transaction, as defined shall mean:

•         The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; or

•         The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company, that together with stock of the Company acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group, constitutes 30% or more of the total voting power of the stock of the Company; or

•         A majority of the members of the Company’s Board of Directors is replaced during any twelve-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election; or

•         One person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

 “Cause” and “Good Reason” are defined generally in the same manner as in Dr. Short’s agreement.

Name of Participant: Kevin Gross	Termination for Good Reason or Without Cause
Type of Payment	Involuntary Termination $	Change in Control $
Salary Continuation	$340,000
Annual Incentive	$153,000
Restricted Stock		$833,478
Performance Plan	N/A	$72,222
Welfare Benefits	$15,284	$22,926
Outplacement	$20,000	$20,000
Excise Tax and Gross Up		$478,796
Severance Payments		$892,500
Total	$528,284	$2,319,922

                Mr. Gross has a termination compensation agreement which, upon termination of employment by her for good reason or by the Company without cause prior to change in control, provides that the Company will continue to pay for 12 months after the termination date monthly payments equal to one-twelfth of the executive’s then-current salary and target bonus for the year in which the termination occurs. If Mr. Gross’ employment is terminated within two years after a change in control by him for good reason or by the Company without cause, he will be entitled to a lump-sum cash payment equal to 1.5 times his then current annual salary plus 1.5 times his target bonus in the year that the change in control occurs.  In addition, Mr. Gross will also be entitled to receive an amount equal to his target bonus percentage for the year that the change in control occurs multiplied by his then-current annual salary on the termination date, prorated for the portion of the year during which he was employed by the Company.

With regards to outstanding (or unvested) long-term incentive awards made in 2009 and 2008, in the event of a change in control, all equity award restrictions lapse and become fully vested; and for the cash based plan, the award will be prorated to the date of change in control based on the target award opportunity of the incumbent using the greater of actual performance at the change in control date or target award level.

In any of the above-described pre-change in control terminations, Mr. Gross will also be entitled to the continuation of his health and welfare benefits for up to twelve months after the date of termination.  In the case of a termination after a change in control transaction, Mr. Gross will be entitled to the continuation of her health and welfare benefits for up to eighteen months after the date of termination. In either case, Mr. Gross will be entitled to executive-level outplacement services by a vendor selected by the Company.

Mr. Gross’ agreement also contains non-compete and non-solicitation covenants that extend for one year after termination of the executive officer’s employment as well as confidentiality provisions protecting the confidential data and information of the Company.

                If the value of the cash payments and the continuation or acceleration of benefits upon termination under any of the termination compensation agreements would subject Mr. Gross to the payment of a federal excise tax as “excess parachute payments,” the Company will make an additional “gross-up” payment to cover the additional taxes owed by the officer. Mr. Gross’ agreement was amended in December 2008 to comply with Sec 409(a) of the IRS tax code.

                A change in control transaction, as defined shall mean:

•         The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; or

•         The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company, that together with stock of the Company acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group, constitutes 30% or more of the total voting power of the stock of the Company; or

•         A majority of the members of the Company’s Board of Directors is replaced during any twelve-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election; or

•         One person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

“Cause” and “Good Reason” are defined generally in the same manner as in Dr. Short’s agreement.

Name of Participant: Patricia Williams	Termination for Good Reason or Without Cause
Type of Payment	Involuntary Termination $	Change in Control $
Salary Continuation	$259,000
Annual Incentive	$103,600
Restricted Stock		$619,859
Performance Plan	N/A	$62,500
Welfare Benefits	$15,284	$15,284
Outplacement	$20,000	$20,000
Excise Tax and Gross Up
Severance Payments		$466,200
Total	$397,884	$1,183,843

                Ms. Williams is covered by a severance plan for Company Senior Vice Presidents which, upon termination of employment by her for good reason or by the Company without cause prior to change in control, provides that the Company will continue to pay for 12 months after the termination date monthly payments equal to one-twelfth of her then-current salary and target bonus for the year in which the termination occurs.

                Ms. Williams has a termination compensation agreement which, if her employment is terminated within two years after a change in control by the executive for good reason or by the Company without cause, she will be entitled to a lump-sum cash payment equal to 1.0 times her then-current annual salary plus 1.0 times her target bonus in the year that the change in control occurs.  In addition, Ms. Williams will also be entitled to receive an amount equal to her target bonus percentage for the year that the change in control occurs multiplied by her then-current annual salary on the termination date, prorated for the portion of the year during which she was employed by the Company.

                With regards to outstanding (or unvested) long-term incentive awards made in 2009, 2008 and 2007, in the event of a change in control, all equity award restrictions lapse and become fully vested; and for the cash based plan, the award will be prorated to the date of change in control based on the target award opportunity of the incumbent using the greater of actual performance at the change in control date or target award level.

                In any of the above-described pre-change in control terminations, Ms. Williams will also be entitled to the continuation of her health and welfare benefits for up to twelve months after the date of termination.  In the case of a termination after a change in control transaction, Ms. Williams will be entitled to the continuation of her health and welfare benefits for up to twelve months after the date of termination. Under either plan, Ms. Williams will be entitled to executive-level outplacement services by a vendor selected by the Company.

                Both the severance plan and the termination compensation agreement contain non-compete and non-solicitation covenants that extend for one year after termination of the executive officer’s employment as well as confidentiality provisions protecting the confidential data and information of the Company.

                If the value of the cash payments and the continuation or acceleration of benefits upon termination under any of the termination compensation agreements would subject Ms. Williams’ to the payment of a federal excise tax as “excess parachute payments,” the Company will make an additional “gross-up” payment to cover the additional taxes owed by the officer. Ms. Williams’ agreement was amended in December 2008 to comply with Sec 409(a) of the IRS tax code.

                A change in control transaction, as defined shall mean:

•         The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; or

•         The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company, that together with stock of the Company acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group, constitutes 30% or more of the total voting power of the stock of the Company; or

•         A majority of the members of the Company’s Board of Directors is replaced during any twelve-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election; or

•         One person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

“Cause” and “Good Reason” are defined generally in the same manner as in Dr. Short’s agreement.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards	Total
	($) [20]	($)[21]	($)
Colleen Conway-Welch	$50,000	$60,630	$110,630
Anthony S. Piszel	$55,000	$60,630	$115,630
Suzan L. Rayner	$40,000	$60,630	$100,630
Harry E. Rich	$80,000	$60,630	$140,630
Christopher T. Hjelm	$40,000	$60,630	$100,630
Larry Warren	$40,000	$60,630	$100,630
Theodore M. Wight	$55,000	$60,630	$115,630

20 2009, each non-executive director received an annual cash retainer of $40,000. Harry E. Rich, as the non-executive Chairman of the Board, received an additional annual cash retainer of $40,000 for the additional time, effort, service, and assistance that such role entails. Anthony S. Piszel, as the Chair of the Audit Committee, received an additional annual cash retainer of $15,000 for the additional time, effort, service, and assistance that such role entails. Theodore Wight, as the Chair of the CNCGC, and Colleen Conway-Welch, as the Chair of the Compliance Committee, each received an additional annual cash retainer of $10,000 for the additional time, effort, service, and assistance that those roles entail.  Mr. Wight also received $4,000 for four site visits.

21 Reflects the aggregate grant date fair value of stock awards granted in 2009 computed in accordance with FASB ASC Topic 718.

Independent Non-Employee Director’s Stock Ownership Guidelines

      The Board believes it is critical to be aligned with stockholders’ interests. In 2009 the CNCGC adopted formal independent non-employee directors stock ownership guidelines.  The program was implemented effective January 1, 2010 and requires outside Board members achieve a stock ownership multiple of 3 times the annual cash retainer payment within a 5 year period.

The 2009 compensation program for directors was determined in October of 2006.  At that time, the Board and the Company’s management conferred with the Company’s independent consultant, Hewitt Associates, as well as the CNCGC’s independent consultant, Frederic W. Cook, to help ensure that the level, structure, and amount of compensation paid to the Company’s Directors is fair, reasonable, and competitive.  Director compensation and all relevant market and benchmark data was considered by the CNCGC and then approved by the full Board. Prior to these pay changes the compensation levels had remained constant since 2003.

In the November 2009, the CNCGC requested Hewitt to conduct a similar study as 2006.  The study utilized the previously established peer group as a data foundation and further expanded the group with other comparable Health Care companies. The compensation data was derived from public proxy filings. The new peer group consisted of nineteen (19) organizations with 2008 year end revenue between $213 million and $4.2 billion with a median of $1.2 billion. The peer group companies included:

Almost Family Inc.	Amedisys
AMN Healthcare Services	Bioscrip Inc.
Catalyst Health Solutions	Cross Country Healthcare Inc.
Emergency Medical Services Corp.	Ensign Group, Inc.
Gentiva Health Services, Inc.	Hanger Orthopedic Group
HealthSouth Corporation	inVentiv Health Inc.
Kindred Healthcare Inc.	LHC Group, Inc.
Lincare Holdings, Inc.	Res-Care Inc.
Rural/Metro Corporation	Skilled Healthcare Group Inc.
Sun Healthcare Group, Inc.

In establishing 2010 compensation levels, the CNCGC considered the expanded business impact and scope the acquisition of Triumph HealthCare Holdings, Inc. would have on the organization. As such the CNCGC approved the following changes in compensation: Annual Cash Retainer - $50,000; Annual Equity Retainer - $80,000; Annual Non-Executive Chairman - $70,000. The annual retainers for the Committee chair positions remained at the 2007 levels:  Audit- $15,000; CNCGC- $10,000; and Compliance- $10,000.

Certain Relationships and Related Transactions

The CNCGC is responsible for reviewing and approving or rejecting all proposed related party transactions.  In doing so, the Committee is guided by the terms and provisions of our (i) Corporate Governance Guidelines, (ii) Code of Business Conduct and Organizational Ethics, (iii) Code of Conduct for Senior Executives and Financial Officers, and (iv) Compliance Plan.  The Committee seeks to ensure that any transaction between the Company and a related party is made at arm’s length, avoids even the appearance of any impropriety, and is commercially fair and reasonable to the Company.

On September 1, 2006, the Company and 55JS, Ltd., a company that is owned and controlled by the Company’s CEO, Dr. Short, entered into a Non-Continuous Dry Lease Agreement relative to a Learjet 35 (the “Aircraft”) owned by 55JS.  Pursuant to the terms of the agreement, as renewed, the Aircraft (without a flight crew) is made available by 55JS to us for air transportation consistent with all requirements of the Federal Aviation Regulations.  The agreement requires that we reimburse 55JS for all variable operating expenses incurred when the Aircraft is used on Company business, in addition to a prorated share of the fixed ownership expenses of 55JS.  The agreement further provides that, in no event, shall 55JS be entitled to total reimbursement in excess of an amount that equals the average market cost of three charter operators in the St. Louis region for the same type of aircraft based on the same number of flight hours.  The agreement superseded a previous agreement that was in effect between the parties prior to September 1, 2006.  During 2009, we purchased air transportation services from 55JS at an approximate cost of $735,000.

Mary Wilkes, who lives in the same household as our CEO, Dr. Short, was the Executive Managing Director of our CareNexus division during a portion of 2009. We stopped operating this division in November of 2009, and Ms. Wilkes was severed from the Company.  In 2009, Ms. Wilkes earned total compensation of $378,183, which is comprised of regular earnings in the amount of $332,975, and payout of accrued unused paid time off in the amount of $45,208.

In exchange for a release of all claims against the Company, Ms. Wilkes signed an agreement with the Company that provided for nine months of continued pay.  Under the agreement, she is also entitled to a reimbursement for the difference between her COBRA health care costs and the amount she would have paid as an employee for these same benefits. The CNCGC reviewed this transaction, which is in accordance with the Company’s severance practice.

In addition, as part of her severance, the company agreed not to contest Ms. Wilkes’ use of the mark“CareNexus”, should she use the mark in a future endeavor. The company did not intend to use the mark going forward, and had assigned it no book value.  The CNCGC reviewed this element of the separation agreement and determined it was fair to the company in exchange for the employment release.

PROPOSAL II

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2010 and the Board of Directors is asking for ratification of this appointment.  Although stockholder ratification of our independent registered public accounting firm is not required (as the Audit Committee is required under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC to be responsible for the appointment of our independent registered public accountants), this proposal is submitted to you to seek your views on this important corporate matter.  If you do not ratify the appointment, the Audit Committee will take the matter under advisement.  We anticipate that representatives of KPMG LLP will attend the annual meeting.  Such representatives will have an opportunity to make a statement, and will be available to respond to appropriate questions.

                The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our financial statements for 2009 and 2008, and fees billed for other services rendered by KPMG LLP for the fiscal years shown.

	Fiscal Year Ended December 31, 2009	Fiscal Year Ended December 31, 2008

Audit Fees[22]	$1,437,068	$819,300
Audit-Related Fees[23]	94,125	88,972
Tax Fees[24]	--	--
All Other Fees[25]	--	--

Total	$1,531,193	$908,272

22 Audit Fees consist of fees for professional services rendered for the audit of our financial statements included in our Form 10-K during the years ended December 31, 2009 and 2008, review of our Form 10-Qs and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

23 Audit related fees consist of fees rendered for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees”. This category includes fees related primarily to an audit of our employee benefit plans and the audit of separate entity financial statements for one of our subsidiaries for 2009 and 2008.

24 Tax Fees consist of fees rendered for professional services for federal and state tax compliance and tax consulting and advice.

25 All Other Fees consist of fees for products and services other than the services reported above.

                Our Audit Committee has established a policy requiring the approval of all audit engagement fees and terms and the pre-approval of all non-audit services provided to us by KPMG LLP.  The policy prohibits the Audit Committee from delegating to management the Committee’s responsibility to pre-approve permitted services of our independent auditor.

                For fiscal years 2009 and 2008, the Audit Committee pre-approved all of the fees for services covered under the captions “Audit Fees,” “Audit Related Fees.”

                Prior to retaining KPMG LLP to provide any non-audit services, the Audit Committee considered whether KPMG LLP’s provision of all these services was compatible with maintaining the independence of KPMG LLP and determined that the provision of these services would not interfere with KPMG LLP’s independence.

                The affirmative vote of a majority of the shares of our common stock voting in person or by proxy at the annual meeting is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Our Board of Directors recommends a vote “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

PROPOSAL III

APPROVAL OF THE REHABCARE GROUP, INC.

2006 EQUITY INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE MAY 4, 2010)

Introduction

On February 9, 2010, the Company's Board of Directors, subject to approval of stockholders, approved the Amended and Restated 2006 Equity Incentive Plan (the “Plan") that was originally approved by stockholders in May of 2006. The purposes of the Plan are (i) to encourage certain employees of RehabCare Group, Inc. (the “Company”) and of such subsidiaries of the Company as the Committee administering the Plan designates, to acquire Common Stock of the Company or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Company and thus provide an incentive for continuation of the efforts to employees for the success of the Company and for continuity of employment; and (ii) to induce Directors of the Company to remain Directors of the Company over the long term, to align the Directors’ interests in the Company’s financial performance more directly with those of the stockholders and to aid the Company in competing with other enterprises for the services of new directors.

The Plan has been amended and restated effective May 4, 2010 to: (i) increase the number of shares available for issuance pursuant to awards; (ii) revise the prohibition on the re-pricing of stock options and stock appreciation rights without prior stockholder approval; (iii) modify the change in control definition to trigger only upon consummation of deal or merger versus stockholder approval of a deal or merger; and (iv) revise Code Section 162(m) Plan provisions.

The following table provides the number of shares subject to outstanding awards and the number of shares available for future grants under Company plans and programs as of December 31, 2009.

Number of Stock options outstanding	870,829
Weighted Average Exercise Price	$25.11
Weighted Average Remaining Term (in years)	3.50
Number of Stock Awards Outstanding	629,733
Number of Shares Remaining for Future Grant
2006 Equity Incentive Plan	274,903
Common Shares Outstanding (as of March 4, 2010, the record date)	24,635,959

Aggregate Share Authorization Calculation

There are no other shares remaining available for grant under any other Company plans or programs. The Plan, as amended, will authorize an additional 2,000,000 shares of the Company’s outstanding shares for use with the Plan, in addition to the shares already reserved, for an aggregate total of 3,000,000 shares, following stockholder approval of the amended Plan. We are requesting that the stockholders approve the number of shares described above for issuance under the Plan. Accordingly, the Board of Directors believes that the approval of the Plan is necessary and appropriate to (i) further the aims of the Company’s executive compensation policies and objectives, and (ii) maintain flexibility and uninterrupted availability of authorized shares for our key employees and our non-employees directors’ compensation program.

The Plan will be administered by the Compensation and Nominating/Corporate Governance Committee (“CNCGC”) of our Board of Directors (“CNCGC”). The members of the CNCGC are all independent directors. The CNCGC, by majority action thereof, is authorized in its sole discretion to determine the individuals to whom benefits will be granted, the type and amount of such benefits and the terms of the benefit grants, as well as to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect our interests, and to make all other determinations necessary or advisable for the administration of the Plan to the extent not contrary to the express provisions of the Plan. Because awards are granted under the Plan at the discretion of the CNCGC, the amount of awards to be granted is not determinable.

Notwithstanding the above, the maximum number of shares subject to stock options and stock appreciation rights that may be awarded to any individual may not exceed 100,000 shares in any calendar year, except for the chief executive officer for whom the annual maximum shall be 250,000 (each as adjusted in accordance with the Plan). The maximum number of shares subject to all other equity awards that may be awarded to any individual may not exceed 100,000 shares in any calendar year. The maximum cash amount payable pursuant to all performance awards that may be awarded to any individual shall not exceed $10,000,000 in any calendar year.  The maximum number of shares that may be issued pursuant to awards to nonemployee directors under the Plan shall be 300,000 shares, and no nonemployee director may receive an award subject to more than 15,000 shares in any one year period.

Currently, approximately 50 employees, officers and directors are eligible to participate in the Plan. The complete text of the Plan is set forth in Appendix A to this proxy statement.

Performance Targets and Code Section 162(m)

Awards under the Plan may be conditioned upon the attainment of performance targets.  Awards may be based on any number and type of performance targets that the CNCGC determines are desirable.  The performance measured may be that of the Company, its affiliates, or operating divisions within the Company or affiliates. In setting performance targets, the CNCGC may assign payout percentages to various levels of performance that will be applied to reduce or increase the payout connected to the award when performance over a performance period either falls short of or exceeds the performance target.

With respect to awards intended to qualify as “performance-based compensation” under Code Section 162(m), such performance targets will be based on one or any combination of two or more of the following performance measures:

•         Net earnings or net income (before or after taxes);

•         Earnings per share;

•         Net sales or revenue growth;

•         Net operating profit;

•         Return measures (including, but not limited to, return on assets, capital, invested capital, average total capital employed, equity, sales, or revenue);

•         Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

•         Earnings before or after taxes, interest, depreciation, and/or amortization;

•         Gross or operating margins;

•         Productivity ratios;

•         Share price (including, but not limited to, growth measures and total stockholder return);

•         Expense targets;

•         Margins;

•         Operating efficiency;

•         Market share;

•         Customer satisfaction;

•         Working capital targets; and

•         Economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

The CNCGC may provide in any such award that any evaluation of performance may include or exclude any of the following events that occur during a performance period:

•         Asset write-downs;

•         Litigation or claim judgments or settlements;

•         The effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results;

•         Any reorganization and restructuring programs;

•         Extraordinary items;

•         Acquisitions or divestitures; and

•         Foreign exchange gains and losses.

To the extent such inclusions or exclusions affect awards to “covered employees” under Code Section 162(m), they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility except as otherwise determined by the CNCGC in its sole discretion.  Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m) may not be adjusted upward.  The CNCGC shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or a combination of the two, as the CNCGC determines.

Awards that are not intended to qualify as “performance-based compensation” under Code Section 162(m) may be based on these or other performance measures, as determined by the CNCGC.

Description of the Plan

Under the terms of the Plan, our officers, directors and key employees or our officers, directors and key employees of any designated subsidiary will be eligible to receive (a) stock appreciation rights; (b) restricted stock; (c) performance awards; (d) stock units; (e) incentive stock options; (f) nonqualified stock options; or (g) any other type of equity based award.

Stock Appreciation Rights: The CNCGC may grant stock appreciation rights giving the holder thereof a right to receive, at the time of surrender, a payment equal to the difference between the fair market value of such stock on the date of surrender of the stock appreciation rights and the exercise price established by the CNCGC at the time of grant, subject to any limitation imposed by the CNCGC on appreciation. The exercise price shall not be less than the fair market value of our common stock on the date of grant of the stock appreciation rights. In the CNCGC's discretion, the value of a stock appreciation right may be paid in cash or our common stock, or a combination thereof. A stock appreciation right may be granted either independent of, or in conjunction with, any stock option. If granted in conjunction with a stock option, at the discretion of the CNCGC, a stock appreciation right may either be surrendered (a) in lieu of the exercise of such stock option, (b) in conjunction with the exercise of such stock option, or (c) upon expiration of such stock option. The term of any stock appreciation right shall be established by the CNCGC, but in no event shall a stock appreciation right be exercisable more than ten years from the date of grant.

Restricted Stock: The CNCGC may issue shares of our common stock either as a stock bonus or at a purchase price of less than fair market value, subject to the restrictions or conditions specified by the CNCGC at the time of grant. In the case of any restricted stock, the purchase price, if any, will be determined by the CNCGC. The restricted stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Company to reacquire the restricted stock at the purchase price, if any, originally paid therefore upon termination of the employee's employment or upon termination of the director's services as a member of our Board of Directors within specified periods; and (iii) such other restrictions, conditions and terms as the CNCGC deems appropriate. During the period of restriction, holders of restricted stock shall not be entitled to receive dividends and other distributions made in respect of such stock and shall be entitled to vote such stock without limitation.

Performance Awards: The CNCGC may grant performance awards consisting of shares of our common stock, monetary units payable in cash or a combination thereof. These grants would result in the issuance, without payment therefore, of our common stock or the payment of cash upon the achievement of certain pre-established performance criteria during a specified performance period. The participating employee will have no right to receive dividends on, or to vote any shares subject to, a performance award until the award is actually earned and the shares are issued.

Stock Units: The CNCGC may grant awards consisting of stock units under the Plan. A stock unit represents the right to receive a share of stock from the Company at a designated time in the future. These awards may be subject to restrictions, terms and conditions established by the CNCGC. The participating employee will generally not have the rights of a stockholder until the stock subject to the award is issued. A participating employee is not entitled to receive payments in cash, or adjustment in the number of stock units, equivalent to the dividends the participating employee would have received if he or she had been the owner of shares of stock rather than stock units.

Incentive Stock Options: Incentive stock options may be granted only to participants who are employees of the Company at the time of grant. The CNCGC may grant incentive stock options to purchase shares of our common stock at a price not less than 100% of the fair market value of the shares on the date the option is granted. Incentive stock options will be exercisable not earlier than six months and not later than ten years after the date they are granted and will terminate not later than three months after termination of employment for any reason other than death or disability, and during such three month period shall be exercisable only as to those shares with respect to which it had become exercisable on the date of termination of employment. In the event of termination of employment as a result of death or disability, such option, to the extent exercisable on the date of termination as a result of death or disability, will be exercisable for twelve months after such termination. However, in no event shall any incentive stock option be exercised more than ten years after its grant. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all option Plans of us and our subsidiaries) shall not exceed $100,000.

Nonqualified Stock Options: The CNCGC may grant nonqualified stock options to purchase shares of our common stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Nonqualified stock options may not be exercisable later than ten years after the date they are granted. Nonqualified stock options may terminate earlier following termination of employment or termination of a director's services as a Board member, as provided in the option agreement under which the option is granted. The CNCGC shall have the right to determine at the time the option is granted whether shares issued upon exercise of a nonqualified stock option shall be subject to restrictions, and if so, the nature of the restrictions.

Other Equity Awards:  The CNCGC may grant other types of equity-based awards not otherwise described in the Plan in such amounts and subject to such terms as the CNCGC may determine.

Duration

The amendment and restatement of the Plan approved by the Board of Directors on February 9, 2010 shall be effective on the date the amended and restated Plan is approved by the stockholders of the Company. Unless sooner terminated as provided in the Plan, this Plan shall terminate on the date that immediately precedes the 10th anniversary of the Plan restatement effective date.

Adjustments, Modifications, Terminations

The Board of Directors may terminate, amend or modify the Plan; provided, however, that no such action of the Board of Directors may, without the approval of our stockholders: (a) increase the total number of shares of our common stock which may be issued under the Plan or increase the amount or type of benefits that may be granted; (b) change the minimum purchase price, if any, of shares of our common stock which may be subject to benefits; or (c) modify the requirements as to eligibility for benefits under the Plan.

Except in connection with a corporate transaction, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights, and further outstanding options or stock appreciation rights may not be cancelled in exchange for cash, other awards, or options or stock appreciation rights without prior approval of the Company’s stockholders.

Except to the extent replacement awards are provided to a participant upon a change in control, all outstanding awards shall become fully exercisable and all restrictions thereon shall terminate.  Further, the CNCGC, as constituted before such change in control, is authorized, and has sole discretion, as to any award, either at the time such award is granted or any time thereafter, to take any one or more of the following actions:

•         Provide for the cancellation of any such award for an amount of cash equal to the difference between the exercise price and the then fair market value of the shares covered thereby had such award been currently exercisable; or

•         Make such adjustment to any such award then outstanding as the CNCGC deems appropriate to reflect such change in control.

Additionally, upon a termination of employment or termination of directorship of a participant, occurring in connection with or during the period of two years after such change in control, other than for cause: (i) all replacement awards held by the participant shall become fully vested and exercisable and free of restrictions; and (ii) all options and stock appreciation rights held by the participant immediately before the termination of employment or termination of directorship held as of the date of the change in control or that constitute replacement awards shall remain exercisable for not less than one year following the applicable termination event or until the expiration of the standard term of such option or stock appreciation right, whichever period is shorter.

                As amended in the Plan, a change in control is defined to include:

(i)                   The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;

(ii)                 The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company, that together with stock of the Company acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group, constitutes 30% or more of the total voting power of the stock of the Company;

(iii)  A majority of the members of the Company’s Board of Directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election;

(iv)  One person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.  However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

This definition of Change in Control shall be interpreted in accordance with, and in a manner that will bring the definition into compliance with, the regulations under Code Section 409A.

Transferability of Awards

With the exception of nonqualified stock options, lifetime transfers of awards granted under the Plan are generally not permitted. A participant is allowed to transfer awards granted under the Plan upon his or her death by will or through the laws of descent and distribution. In addition to the foregoing methods, nonqualified stock options may be transferred by a participant to (i) the participant's spouse, children or grandchildren; (ii) a trust for the benefit of the participant or the participant's spouse, children or grandchildren; or (iii) a company with respect to which eighty percent or more of the equity interests in the company are owned by the participant or the participant's spouse, children or grandchildren. No other transfers of awards under the Plan are permitted.

Federal Income Taxes Consequences

No income will be realized by a participating officer, director or employee on the grant of an incentive stock option or a nonqualified stock option, the grant of a stock appreciation right or upon the award of restricted stock, and we will not be entitled to a deduction at such time. If a holder exercises an incentive stock option and does not dispose of the shares acquired within two years from the date of the grant, or within one year from the date of exercise of the option, no income will be realized by the holder at the time of exercise. We will not be entitled to a deduction by reason of the exercise.

If a holder disposes of the shares acquired pursuant to an incentive stock option within two years from the date of grant of the option or within one year from the date of exercise of the option, the holder will realize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of (a) the amount realized on the disposition, or (b) the fair market value of the shares on the date of exercise, over the holder's basis in the shares. We generally will be entitled to a deduction in the year of the disqualifying disposition, except to the extent (if any) that such deduction may be limited under Sections 162(m) or 280G of the Internal Revenue Code of 1986, as amended ("Code").

Upon the exercise of a nonqualified stock option or the surrender of a stock appreciation right, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price or base price, as the case may be, is ordinary income to the holder as of the date of exercise. We generally will be entitled to a deduction equal to such excess amount in the year of exercise, except to the extent (if any) that such deduction may be limited under Sections 162(m) or 280G of the Code.

Subject to a voluntary election by the holder under Section 83(b) of the Code, a holder will realize income as a result of the award of restricted stock at the time the restrictions expire on such shares. An election pursuant to Section 83(b) of the Code would have the effect of causing the holder to realize income in the year in which such award was granted. The amount of income realized will be the difference between the fair market value of the shares on the date such restrictions expire (or on the date of issuance of the shares, in the event of a Section 83(b) election) over the purchase price, if any, of such shares. We generally will be entitled to a deduction equal to the income realized in the year in which the holder is required to report such income, except to the extent (if any) that such deduction may be limited under Sections 162(m) or 280G of the Code.

An officer, director or employee will realize income as a result of a performance award or stock unit at the time the award is issued or paid. The amount of income realized by the participant will be equal to the fair market value of the shares on the date of issuance or the amount of the cash compensation paid. We will be entitled to a corresponding deduction equal to the income realized in the year of such issuance or payment, except to the extent (if any) that such deduction may be limited under Sections 162(m) or 280G of the Code.

The tax consequences to the participant described above assume that, to the extent any award under the Plan is subject to the requirements of Section 409A of the Code, such award will comply with that section. In the event any such award that is subject to Section 409A were determined not to be in compliance with Section 409A, the participant could be subject to earlier taxation, a penalty tax of twenty percent of the amount includible in gross income, and interest on federal income taxes that would have been payable if such amount were taxable when first deferred.

                The vote required to approve the Plan is a majority of the shares of our common stock voting, in person or by proxy, at the annual meeting, provided that the total vote cast on the proposal represents over 50 percent of our outstanding shares.

                Our Board of Directors recommends a vote "FOR" the approval of the RehabCare Group, Inc. Amended and Restated 2006 Equity Incentive Plan.

REPORT OF THE AUDIT COMMITTEE

Duties and Responsibilities

The primary function of the Audit Committee is oversight of our financial reporting process on behalf of our Board of Directors. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the maintenance of appropriate accounting and financial reporting practices and policies and internal controls and procedures designed to provide reasonable assurances that the Company is in compliance with applicable accounting standards, laws and regulations.  The Company’s independent registered public accounting firm, KPMG LLP, is responsible for planning and performing a proper audit of the Company’s annual financial statements and performing reviews of the Company’s quarterly financial statements prior to the filing of each of these reports with the Securities and Exchange Commission.

The officers and employees of the Company who are responsible for the financial management of the Company and the independent registered public accountants have more time, knowledge and detailed information regarding the Company and its financial information than do the Audit Committee members.  Consequently, in carrying out our responsibilities, the Audit Committee is not providing any expert or special assurances as to the Company’s financial statements or any professional certification as to the independent registered public accountants’ work.  Each member of the Audit Committee is entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which he or she receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons and organizations, absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements and management's report on the effectiveness of our internal control over financial reporting in our Annual Report on Form 10-K with management. In connection with its review of the financial statements, the Audit Committee discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.  Our independent registered public accountants are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles and on management's report on the effectiveness of our internal control over financial reporting.  The Audit Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, replace the independent registered public accountants. The Audit Committee also oversees the performance of the Company's internal audit function.

Charter

The Audit Committee operates pursuant to a written charter, approved and adopted by the Board of Directors.  The charter and our performance are reassessed annually by our members.  The Audit Committee charter can be found on our website at www.rehabcare.com, under the "Investors Information" section, and is available to any stockholder who requests it.

Independence and Qualification of Members

Our Board of Directors has determined that each of the members of the Audit Committee is independent within the meaning of the listing standards of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended, and that each of the Audit Committee members possesses the financial qualifications required of Audit Committee members under the Exchange Act. Our Board has determined Anthony S. Piszel meets the Securities and Exchange Commission's requirements for, and has designated him as, Audit Committee financial expert.

Independence of Registered Public Accountants from Management

The Audit Committee meets with the independent registered public accountants, with and without management present, to discuss the scope and plans for the audit, results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.  The Audit Committee reviewed with the independent registered public accountants the acceptability of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including, but not limited to, those matters required to be discussed under Statement on Auditing Standards No. 61, as amended, (Communication With Audit Committees), and as adopted by the Public Company Accounting Oversight Board (“PCAOB”).  The Audit Committee has received from the independent registered public accountants the written disclosure and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accountant’s communications regarding independence.  In connection with this disclosure, the Audit Committee has discussed with the independent registered public accountants the accountants’ independence from management and us.

We discussed with KPMG LLP their independence from the Company and management and considered the auditors’ independence for all audit and non-audit services performed. We meet privately with the independent registered public accountants, have the sole authority to retain and dismiss the independent registered public accountants and periodically review their performance and independence from management.  The independent registered public accountants have unrestricted access and report directly to the Audit Committee.  The Audit Committee has sole authority to approve all audit engagement fees and terms and pre-approve all non-audit services.

We have the authority to conduct any investigation we deem appropriate in fulfilling our responsibilities and have the ability to retain, at the Company's expense, any legal, accounting or other consultants we deem necessary in the performance of our duties without the prior approval of the full Board of Directors.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

Annual Evaluation of Members

We annually evaluate the performance of the Audit Committee and its members and report our conclusions to the Board of Directors.  No Audit Committee member serves on the Audit Committee of more than two other public companies.

Audit Committee of the Board of Directors

Anthony S. Piszel    Harry E. Rich    Christopher T. Hjelm

PROPOSALS OF STOCKHOLDERS

                Proposals of stockholders and nominations for directors intended to be presented at the 2011 annual meeting of stockholders must be received by our corporate secretary, 7733 Forsyth Boulevard, Suite 2300, St. Louis, Missouri 63105, by no later than December 15, 2010, for consideration for inclusion in the proxy statement and proxy card for that meeting. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies.  Stockholder proposals and nominations for directors that do not appear in the proxy statement may be considered at the 2011 annual meeting of stockholders only if written notice of the proposal is received by us by no earlier than January 29, 2011 and not later than February 28, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than 10% of our outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the reports furnished to us and written representations from our directors and executive officers, we believe that our directors and executive officers complied with all applicable Section 16(a) filing requirements during the year ended December 31, 2009.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

                    This proxy statement, and our 2009 annual report on Form 10-K are available on our website at www.rehabcare.com.  Upon request by a stockholder to the telephone number or address listed below, we will furnish a copy of this proxy states, our 2009 annual report on Form 10-K, or any or all exhibits to the 2009 Form 10-K.

HOUSEHOLDING OF MATERIALS

                We have adopted a procedure called “householding,” which has been approved by the SEC.  Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those stockholders who received a paper copy of proxy materials in the mail, one copy of our 2009 annual report and this proxy statement. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of the proxy materials in the mail.

Our 2009 annual report and this proxy statement are available on our website at www.rehabcare.com.  If you received the Notice only and would like to receive a paper copy of current meeting materials or make elections for future materials please follow the instructions provided on the Notice.

                A number of brokerage firms have instituted householding.  If you hold your shares in “street name,” please contact your bank, broker or other nominee to request information about householding.

OTHER MATTERS

                As of the date of this proxy statement, our Board of Directors does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the annual meeting other than those specifically referred to herein. If, however, any other matters should properly come before the annual meeting, it is the intention of the persons named as proxies to vote the shares represented by proxy cards granting such proxies discretionary authority to vote on such other matters in accordance with their judgment as to our best interest on such matters.

Patricia S. Williams
Senior Vice President, General Counsel & Corporate Secretary

March 22, 2010

PROXY AND NOTICE

APPENDIX A

REHABCARE GROUP, INC.

2006 EQUITY INCENTIVE PLAN

(As Amended and Restated Effective May 4, 2010)

              1. PURPOSES. The purposes of this 2006 Equity Incentive Plan (the “Plan”) are (i) to encourage certain employees of RehabCare Group, Inc. (the “Company”), and of such Subsidiaries of the Company as the Committee administering the Plan designates, to acquire Common Stock of the Company or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Company and thus provide an incentive for continuation of the efforts to employees for the success of the Company and for continuity of employment; and (ii) to induce Directors of the Company to remain Directors of the Company over the long term, to align the Directors’ interests in the Company’s financial performance more directly with those of the stockholders and to aid the Company in competing with other enterprises for the services of new directors. For purposes of this Plan, Subsidiary means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise. This Plan has been amended and restated effective May 4, 2010 (the “Plan Restatement Effective Date”) to increase the number of shares available for issuance pursuant to awards. Unless specifically determined otherwise by the Committee, any amendment providing additional benefits to participants shall not affect any awards outstanding as of the Plan Restatement Effective Date. Any change adversely affecting any such outstanding award shall not apply to such award without the participant’s consent.

              2. ADMINISTRATION. The Plan will be administered by the Compensation and Nominating/Corporate Governance Committee (the “CNCGC”) of the Board of Directors of the Company consisting of two or more Directors as the Board may designate from time to time. The determinations of the CNCGC shall be made in accordance with their judgment as to the best interests of the Company and its stockholders and in accordance with the purpose of the Plan. Determinations, interpretations, or other actions made or taken by the CNCGC pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. Subject to the express provisions of the Plan, the CNCGC shall have plenary authority to construe and interpret the Plan, to make, amend, and rescind rules and regulations regarding the Plan and its administration, to determine the terms and provisions of the respective award agreements (which need not be identical), and to take whatever action is necessary to carry out the purposes of the Plan. A majority of members of the CNCGC shall constitute a quorum, and all determinations of the CNCGC shall be made by a majority of its members. Any determination of the CNCGC under the Plan may be made without notice or meeting of the CNCGC, by a writing signed by a majority of the CNCGC members.

3. TYPES OF BENEFITS. The following benefits may be granted under the Plan: (a) stock appreciation rights (“SARs”); (b) restricted stock (“Restricted Stock”); (c) performance awards (“Performance Awards”); (d) stock units (“Stock Units”); (e) incentive stock options (“ISOs”); (f) nonqualified stock options (“NQSOs); and any other type of equity-based award (“Other Equity Awards”), all as described below.

              4. SHARES RESERVED UNDER THE PLAN. Subject to adjustment as provided in Section 16, there is hereby reserved for issuance under the Plan an aggregate of three million (3,000,000) shares of Common Stock of the Company, which may be authorized but unissued or treasury shares. The maximum number of shares that may be issued pursuant to ISOs under this Plan shall be three million (3,000,000) shares. The maximum number of shares that may be issued pursuant to awards to nonemployee Directors under this Plan shall be three hundred thousand (300,000) shares, and no nonemployee Director may receive an award subject to more than fifteen thousand (15,000) shares in any one (1) year period.

              Shares covered by an award shall only be counted as used to the extent they are actually issued. Any shares related to awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the CNCGC’s permission, prior to the issuance of shares, for awards not involving shares, shall be available again for grant under this Plan. Moreover, if the option price of any option granted under this Plan or the tax withholding requirements with respect to any award granted under this Plan are satisfied through the withholding of shares by the Company or by tendering shares to the Company (by either actual delivery or by attestation), or if a SAR is exercised, only the number of shares issued, net of the shares withheld or tendered, if any, will be deemed delivered for purposes of determining the maximum number of shares available for delivery under this Plan.

              The maximum number of shares of Common Stock subject to ISOs, NQSOs, and SARs that may be awarded to any individual shall not exceed one hundred thousand (100,000) shares in any calendar year, except for the chief executive officer for whom the annual maximum shall be two hundred fifty thousand (250,000) shares (each as adjusted in accordance with Section 16). The maximum number of shares of Common Stock subject to Restricted Stock, Performance Awards, Stock Units, and Other Equity Awards that may be awarded to any individual shall not exceed one hundred thousand (100,000) shares in any calendar year. The maximum cash amount payable pursuant to all Performance Awards that may be awarded to any individual shall not exceed ten million dollars ($10,000,000) in any calendar year.

              5. PARTICIPANTS. Participants will consist of such officers, Directors, and key employees of the Company or any designated Subsidiary as the CNCGC in its sole discretion determines have a major impact on the success and future growth and profitability of the Company. Designation of a participant in any year shall not require the CNCGC to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The CNCGC shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

              6. AWARD OF BENEFITS. The CNCGC may, in its sole discretion, grant benefits in accordance with the Plan, and establish the timing, pricing, amount, and other terms and conditions of such grants, which need not be uniform with respect to the various participants or with respect to different grants to the same participant. All benefits granted under the Plan shall be granted as of an award date which shall be designated in the particular award agreement. If no award date is so specified, the award date shall be the date that the CNCGC action granting the award is effective. Promptly after each award date, the Company shall notify the participant of the grant of the benefit, and shall deliver to the participant an agreement awarding the benefit, duly executed by and on behalf of the Company.

              7. STOCK APPRECIATION RIGHTS. A SAR is the right to receive all or a portion of the difference between the fair market value of a share of Common Stock and the exercise price of the SAR established by the CNCGC, subject to such terms and conditions set forth in a SAR Agreement as may be established by the CNCGC in its sole discretion. At the discretion of the CNCGC, SARs may be exercised (a) in lieu of the exercise of an option, (b) in conjunction with the exercise of an option, (c) upon lapse of an option, (d) independent of an option or (e) each of the above in connection with a previously awarded option under the Plan. At the time of grant, the CNCGC may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR. At the discretion of the CNCGC, payment for SARs may be made in cash or shares of Common Stock of the Company, or in a combination thereof. SARs will be exercisable not later than ten (10) years after the date they are granted and will expire in accordance with the terms established by the CNCGC. The grant price of a

SAR must be at least equal to one hundred percent (100%) of the fair market value of the shares as determined on the grant date.

              8. RESTRICTED STOCK. Restricted Stock shall consist of Common Stock of the Company issued or transferred under the Plan (other than upon exercise of ISOs, NQSOs, SARs, or as Performance Awards or Stock Units) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus. In the case of any Restricted Stock:

              (a)  The purchase price, if any, will be determined by the CNCGC.

              (b)  Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Company to reacquire such Restricted Stock at the purchase price, if any, originally paid therefore upon termination of the employee’s employment or upon termination of the Director’s services as a member of the Board within specified periods; and (iii) such other restrictions, conditions, and terms as the CNCGC deems appropriate.

              (c)  Except as otherwise provided in a participant’s award agreement, the participant shall be entitled to vote the Restricted Stock during the period of restriction.

              (d)  The CNCGC shall determine whether Restricted Stock is to be delivered to the participant with an appropriate legend imprinted on the certificate or if the certificate will be deposited in escrow pending removal of the restrictions.

              9. PERFORMANCE AWARDS. Subject to the terms and provisions of this Plan, the CNCGC, at any time and from time to time, may grant Performance Awards to participants in such amounts and upon such terms as the CNCGC shall determine. Performance Awards may consist of Common Stock of the Company, monetary units, cash, or some combination thereof, to be issued without any payment therefore, in the event that certain performance goals established by the CNCGC are achieved over a period of time designated by the CNCGC. With respect to any grant of Performance Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute, and the regulations promulgated thereunder (the “Code”), the CNCGC shall establish and administer performance goals in the manner described in Section 162(m) of the Code. With respect to Performance Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the CNCGC may not use its discretion to adjust such awards upward from the amounts determined under the pre-established performance standards. The CNCGC shall retain the discretion to adjust such Performance Awards downward, either on a formula or discretionary basis or any combination, as the CNCGC determines.

              In the event that applicable tax or securities laws change to permit CNCGC discretion to alter the governing performance goals without obtaining shareholder approval of such changes, the CNCGC shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the CNCGC determines that it is advisable to grant Performance Awards that shall not qualify as performance-based compensation under Section 162(m) of the Code, the CNCGC may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on performance goals other than those set forth herein.

              The goals established by the CNCGC may include: net earnings or net income (before or after taxes); earnings per share; net sales or revenue growth; net operating profit; return measures (including, but not limited to, return on assets, capital, invested capital, average total capital employed, equity, sales, or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; market share; customer satisfaction; working capital targets; and economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital). The CNCGC may provide in any Performance Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary items, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Performance Awards to “covered employees” as such term is defined in Code Section 162(m), they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

              In the event the minimum goal is not achieved at the conclusion of the performance period, no payment shall be made to the participant. Actual payment of the award earned shall be in cash or in Common Stock of the Company or in a combination of both, as the CNCGC in its sole discretion determines. If Common Stock of the Company is used, the participant shall not have the right to vote and receive dividends until the actual shares are issued.

              10. STOCK UNITS. A Stock Unit represents the right to receive a share of Common Stock from the Company at a designated time in the future, subject to such restrictions, terms, and conditions set forth in a Stock Unit Agreement as may be established by the CNCGC in its sole discretion. The participant generally does not have the rights of a shareholder until receipt of the Common Stock. A Stock Unit Agreement does not provide for payments in cash, or adjustment in the number of Stock Units, equivalent to the dividends the participant would have received if the participant had been the owner of shares of Common Stock rather than Stock Units.

              11. INCENTIVE STOCK OPTIONS. ISOs shall consist of stock options to purchase shares of Common Stock at purchase prices not less than one hundred percent (100%) of the fair market value of the shares on the date the option is granted. The purchase price may be paid (i) by check or, in the discretion of the CNCGC, either (ii) by the delivery of shares of Common Stock of the Company then owned by the participant, (iii) by the withholding of shares of Common Stock of the Company then exercisable under the ISO having a current value (after deduction of the purchase price of the withheld shares) equal to the purchase price or (iv) by a combination of cash and the delivery or withholding or shares of Common Stock of the Company, in the manner provided in the option agreement. ISOs will be exercisable not earlier than six (6) months and not later than ten (10) years after the date they are granted and will terminate not later than three (3) months after termination of employment for any reason other than death or disability. In the event termination of employment occurs as a result of death or disability, such an option will be exercisable for twelve (12) months after such termination to the extent provided in the ISO agreement. In no event shall any ISO be exercised more than ten (10) years after its grant. Leaves of absence granted by the Company for military service, illness, and transfers of employment between the Company and any Subsidiary thereof shall not constitute termination of employment. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Company and its Subsidiary corporations) shall not exceed one hundred thousand dollars ($100,000). ISOs shall be granted only to employees of the Company or a Subsidiary.

              12. NONQUALIFIED STOCK OPTIONS. NQSOs shall consist of Nonqualified Stock Options to purchase shares of Common Stock at purchase prices not less one hundred percent (100%) of the fair market value of the shares on the date the option is granted. The purchase price may be paid (i) by check or, in the discretion of the CNCGC, either (ii) by the delivery of shares of Common Stock of the Company then owned by the participant, (iii) by the withholding of shares of Common Stock of the Company then exercisable under the NQSO having a current value (after deduction of the purchase price of the withheld shares) equal to the purchase price or (iv) by a combination of cash and Common Stock of the Company, in the manner provided in the option agreement.  In no event shall any option be exercised more than ten (10) years after its grant, and an option may terminate earlier following termination of employment or termination of a Director’s services as a Board Member, as provided in the option agreement.

              13. OTHER EQUITY AWARDS. The CNCGC may grant other types of equity-based awards not otherwise described in the Plan in such amounts and subject to such terms as the CNCGC shall determine.

              14. TERMINATION OF EMPLOYMENT. Each award agreement shall set forth the terms and conditions applicable to an award following termination of the participant’s employment with or provision of services to the Company or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the CNCGC, shall be included in the award agreement entered into with each participant, need not be uniform among all awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

              15. VESTING REQUIREMENTS. Except with respect to a maximum of ten percent (10%) of the share authorization: (i) any Full-Value Awards which vest on the basis of the participant’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Full-Value Awards which vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months, and (ii) the CNCGC may only permit acceleration of vesting of any awards granted under this Plan in the event of the participant’s death, disability, retirement, or a Change in Control. For purposes of this Plan a Full-Value Award means an award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of shares of Common Stock of the Company.

              16. ADJUSTMENT PROVISIONS.

                      (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan, the maximum number of shares available to a particular participant, and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

                      (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares of Common Stock reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

              17. NONTRANSFERABILITY. Each benefit granted under the Plan to a participant shall not be transferable, other than an NQSO to a Permissible Transferee, except by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant or, in the case of an NQSO, a Permissible Transferee. In the event of the death of a participant, exercise or payment shall be made only:

                      (a) By or to a Permissible Transferee, the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the benefit shall pass by will or the laws of descent and distribution; and

                      (b) To the extent that the deceased participant was entitled thereto at the date of his or her death.

              For purposes of this Section 17, “Permitted Transferee” shall include (i) one or more members of the participant’s family, (ii) one or more trusts for the benefit of the participant’s family, (ii) one or more trust for the benefit of the participant and/or one or more members of the participant’s family, or (iii) one or more partnerships (general or limited), corporations, limited liability companies, or other entities in which the aggregate interests of the participant and members of the participant’s family exceed eighty percent (80%) of  all interests. For this purpose, the participant’s family shall include only the participant’s spouse, children, and grandchildren. Notwithstanding the foregoing, no award granted pursuant to this Plan may be transferred for value (as defined in the General Instructions to Form S-8).

              18. TAXES. The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. With respect to withholding required upon the exercise of options or SARs, upon the lapse of restrictions on Restricted Stock or Stock Units, or upon the achievement of performance goals related to Performance Awards and Other Equity Awards, participants may elect, subject to approval of the CNCGC, to satisfy their tax withholding requirement, in whole or in part, by having the Company withhold shares having a fair market value on the date the tax is to be determined equal to the required withholding. All such elections shall be subject to such restrictions or limitations that the CNCGC, in its sole discretion, deems appropriate.

              19. BENEFICIARY. A participant may designate one or more persons (concurrently, contingently, or successively) to whom Restricted Stock, Performance Awards, Stock Units, or Other Equity Awards will be distributed and by whom stock options and SARs will be exercisable if the participant dies before receiving complete payment of such amounts. Any such designation must be made on a form acceptable to the Company for this purpose, will be effective on the date received by the Company, and may be revoked by the participant by a subsequent written designation delivered to the Company while the participant is alive. If the participant fails to designate a beneficiary or if no designated beneficiary survives the participant, then any such benefit shall be transferred to the participant’s estate.

              20. TENURE. A participant’s right, if any, to continue to serve the Company and its Subsidiaries as an officer, employee, Director, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

              21. DURATION, INTERPRETATION, AMENDMENT, AND TERMINATION. No benefit shall be granted more than ten (10) years after the date of the Plan Restatement Effective Date; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Company and the participant or such other person as may then have an interest therein. Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or SARs, and provided further, outstanding options or SARs may not be cancelled in exchange for cash, other awards, or options or SARs with an exercise price that is less than the exercise price of the original options or SARs without the prior approval of the Company’s stockholders. To the extent that any stock options or other benefits which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose, and operational purview of the Plan and the discretion of the CNCGC, and to the extent that any such stock options or other benefits would so qualify within the terms of the Plan, the CNCGC shall have full and complete authority to grant stock options or other benefits that so qualify (including the authority to grant, simultaneously or otherwise, stock options or other benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such stock option or other benefits under the Plan.

              The Board of Directors may amend the Plan from time to time, or terminate the Plan at any time. However, no action authorized by this Section 21 shall reduce the amount of any existing award or change the terms and conditions thereof without the participant’s consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (a) increase the total number of shares of Common Stock of the Company which may be issued under the Plan or increase the amount or type of benefits that may be granted under the Plan; (b) change the minimum purchase price, if any, or shares of Common Stock which may be made subject to benefits under the Plan; or (c) modify the requirements as to eligibility for benefits under the Plan.

              22. CHANGE IN CONTROL OF THE COMPANY. Unless otherwise determined by the CNCGC in connection with the grant of an award as reflected in the applicable award agreement.

              Upon a Change in Control, except to the extent that another award meeting the requirements of Section 22(a) (a “Replacement Award”) is provided to the participant to replace the participant’s outstanding award (the “Replaced Award”), all then-outstanding options and SARs shall become fully vested and exercisable, and all other then-outstanding awards whose exercisability or vesting depends merely on the satisfaction of a service obligation by a participant to the Company or Subsidiary shall vest in full and be free of restrictions related to the vesting of such awards. The treatment of any other awards shall be as determined by the CNCGC in connection with the grant thereof, as reflected in the applicable award agreement.

              Except to the extent that a Replacement Award is provided to the participant, the CNCGC may, in its sole discretion, (i) determine that any or all outstanding awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such award may receive for each share subject to such awards a cash payment (or the delivery of stock, other securities, or a combination of cash, stock, and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a share of Common Stock in connection with such transaction and the purchase price per share, if any, under the award multiplied by the number of shares of Common Stock subject to such award; provided that if such product is zero or less or to the extent that the award is not then exercisable, the awards will be canceled and terminated without payment therefore.

                      (a) An award shall meet the conditions of this Section 22(a) (and hence qualify as a Replacement Award) if: (i) it has a value at least equal to the value of the Replaced Award as determined by the CNCGC in its sole discretion; (ii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and (iii) its other terms and conditions are not less favorable to the participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control); provided that Replacement Awards subject to the requirements of Code Section 409A may be modified to the extent necessary to satisfy the requirements of such section. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the existing award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 22(a) are satisfied shall be made by the CNCGC, as constituted immediately before the Change in Control, in its sole discretion.

                      (b) Upon a termination of employment or termination of directorship of a participant, occurring in connection with or during the period of two (2) years after such Change in Control, other than for cause (as defined in an applicable award agreement or, if not defined in an award agreement, as determined in the sole discretion of the CNCGC), (i) all Replacement Awards held by the participant shall become fully vested and (if applicable) exercisable and free of restrictions, and (ii) all options and SARs held by the participant immediately before the termination of employment or termination of directorship that the participant held as of the date of the Change in Control or that constitute Replacement Awards shall remain exercisable for not less than one (1) year following such termination or until the expiration of the stated term of such option or SAR, whichever period is shorter; provided, that if the applicable award agreement provides for a longer period of exercisability, that provision shall control.

                      (c) For purposes of this Plan, Change in Control shall mean:

(i)       The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;

(ii)      The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company, that together with stock of the Company acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group, constitutes 30% or more of the total voting power of the stock of the Company;

(iii)  A majority of the members of the Company’s Board of Directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election;

(iv)  One person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.  However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

This definition of Change in Control shall be interpreted in accordance with, and in a manner that will bring the definition into compliance with, the regulations under Code Section 409A.

              23. RULES OF CONSTRUCTION.  With respect to an award that is subject to Code Section 409A, any term, such as termination of employment, used in the designation of a payment event shall be interpreted in a manner that complies with Code Section 409A and the regulations thereunder.

                24. STOCKHOLDER APPROVAL. The Plan was originally adopted by the Board of Directors February 7, 2006, and became effective on May 2, 2006, the date on which the Plan was approved by the stockholders of the Company. The amendment and restatement of the Plan approved by the Board of Directors on February 9th, 2010 shall be effective on the date the amended and restated Plan is approved by the stockholders of the Company. Unless sooner terminated as provided herein, this Plan shall terminate on the date that immediately precedes the tenth (10th) anniversary of the Plan Restatement Effective Date. After this Plan is terminated, no awards may be granted but awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

APPENDIX B

REHABCARE

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Purpose

                The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors of RehabCare Group, Inc. (the “Company”) in its oversight of:

•         The integrity of the Company’s financial statements, including monitoring the Company’s financial reporting process and systems of internal controls regarding finance, legal accounting and regulatory compliance;

•         The Company’s compliance with applicable legal and regulatory requirements with respect to financial reporting;

•         The qualifications and independence of the Company’s independent auditors; and

•         The performance of the independent auditors and the Company’s internal audit function.

                The Committee shall have the sole authority to retain and terminate the independent auditors of the Company and to approve any non-audit relationship with the independent auditors.  The Committee has the authority to conduct any investigation it deems appropriate in fulfilling its responsibilities and has the ability to retain, at the Company’s expense, any legal, accounting or other consultants or experts that it deems necessary in the performance of its duties.

In addition, the Committee will prepare its report that is required by the rules and regulations of the Securities and Exchange Commission to be included in the Company’s proxy statement for the annual meeting of stockholders and provide an avenue of communication among the independent auditors, the internal auditors, those responsible for the financial management of the Company and the Board of Directors.

Composition, Qualifications and Meetings

                Committee members shall satisfy the requirements of the New York Stock Exchange and the federal securities laws.  The Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be an “independent” director.  An independent director is a member of the Board of Directors of the Company who:

•         The Board of Directors has affirmatively determined has no material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with the Company, either individually or as a partner, stockholder or officer of an organization or entity having such a relationship with the Company, which relationship would adversely impact the director’s independence in connection with the Company;

•         Is not currently receiving, and has not received, during the three years prior to the date of determination, any direct compensation from the Company, other than director and committee fees and receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service to the Company (provided that such compensation is not contingent in any way on continued service) and has no immediate family member who is receiving or has received such compensation either currently or during such three-year period;

•         Is not, and has not been, for the three years prior to the date of determination, an employee of the Company and has no immediate family member who is or has been, for the three years prior to the date of determination, an executive officer of the Company;

•         Is not, and has not been, affiliated with or employed by the present or a former internal or external auditor of the Company, and has no immediate family member who is, or has been, affiliated with or employed in a professional capacity by the present or a former internal or external auditor of the Company, unless, in each case, it has been more than three years since the affiliation, employment or the auditing relationship ended;

•         Is not, and has not been (and has no immediate family member who is or has been), for the three years prior to the date of determination, part of an interlocking directorship in which an executive officer of the Company serves on the compensation committee of the company that concurrently employed the director (or immediate family member) as an executive officer;

•         Is not an executive officer or an employee (and has no immediate family member who is an executive officer) of another company that presently, or at any time within the three years prior to the date of determination, makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues; and

•         Is compensated by the Company solely with the directors’ fees that are paid by the Company to each Committee member and, if applicable, fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service to the Company (provided that such compensation is not contingent in any way on continued service).

                For the purpose of determining independence, “immediate family member” means such director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone who shares the director’s home. The Committee may determine a director to be independent if the disqualifying issue relates to an immediate family member who is no longer an immediate family member as a result of legal separation or divorce or if the relevant immediate family member has died or become incapacitated. References to any company include any parent or subsidiary in a consolidated group with the company.

                Each director who serves on the Committee shall, in the judgment of the Board of

Directors, have a basic understanding of finance and accounting and be able to read and understand financial statements, and at least one member shall be an “Audit Committee financial expert.”  A director shall be considered an Audit Committee financial expert if the director:

•         Has an understanding of financial statements and generally accepted accounting principles;

•         Has the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•         Has experience preparing, or actively supervising others in, auditing, analyzing or evaluating financial statements with a breadth and level of complexity generally comparable to the breadth and complexity of issues that can reasonably be expected to arise in the Company’s financial statements;

•         Has an understanding of internal controls and procedures for financial reporting; and

•         Has an understanding of the functions of the Committee.

                The Board of Directors can determine that a person has acquired the above attributes through the person’s education and the person’s direct experience as, or experience actively supervising, a principal financial officer, principal accounting officer, controller, public accountant or auditor or another position with responsibility for the preparation, auditing or evaluation of financial statements.

                Committee members shall be appointed by the Board of Directors and shall serve until such member’s successor is appointed and qualified or until such member’s earlier resignation or removal.  The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.  A Committee member shall not concurrently serve on the audit committee of more than three public companies unless the Board of Directors (1) determines that such concurrent service would not impair his or her ability to serve on the Company’s Committee and (2) discloses its determination in the Company’s annual proxy statement.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate.  The Committee Chair shall approve an agenda in advance of each meeting.  If a Committee Chair is not designated or present at a Committee meeting, the members of the Committee may designate a Chair by a majority vote of the Committee membership.

Responsibilities and Duties

                The primary function of the Committee is oversight, which recognizes that the Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the maintenance of appropriate accounting and financial reporting practices and policies and internal controls and procedures designed to provide reasonable assurances that the Company is in compliance with applicable accounting standards, laws and regulations.  The Committee also recognizes that the independent auditors are responsible for planning and performing a proper audit of the Company’s annual financial statements and performing reviews of the Company’s quarterly financial statements prior to the filing of each of these reports with the Securities and Exchange Commission.

                The Committee recognizes that the persons who are responsible for the financial management of the Company and the independent auditors have more time, knowledge and detailed information regarding the Company and its financial information than do the Committee members.  Consequently, in carrying out its responsibilities, the Committee is not providing any expert or special assurances as to the Company’s financial statements or any professional certification as to the independent auditors’ work.  Each member of the Committee is entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which he or she receives information and (ii) the accuracy of the financial and other information provided to the Committee by such persons and organizations, absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

                In carrying out its oversight responsibilities, the Committee shall:

•         On an annual basis, prior to the mailing of the proxy materials for the annual meeting of stockholders of the Company, recommend to the Board of Directors a public accounting firm to be placed before the stockholders for ratification as the Company’s independent auditors for the ensuing year and set the compensation of, or terminate, the independent auditors as the Committee deems necessary.  The independent auditors shall report directly to the Committee and the Committee shall be directly responsible for oversight of the independent auditors, including the resolution of any disagreements between the independent auditors and those persons responsible for the financial management of the Company.  The Committee shall have the sole authority to (1) approve all audit engagement fees and terms and (2) pre-approve all non-audit services;

•         Engage counsel and other consultants and advisors that it deems necessary to advise the Committee on any matter within the scope of the Committee’s duties, and cause the Company to pay such counsel, consultants and advisors.  The Committee has the authority to procure these outside services and provide for their compensation without the prior approval of the Board of Directors;

•         Meet with the independent auditors and management of the Company to review the scope of the proposed audit for the then-current year, the proposed audit fees and the audit procedures to be utilized, and at the conclusion of the audit, review the audit, including any comments or recommendations of the independent auditors, and elicit the judgment of the independent auditors regarding the quality of the accounting principles applied to the Company’s financial statements;

•         Review the annual audited and quarterly financial statements with management of the Company and the independent auditors, including the disclosures in the Management’s Discussion and Analysis section of the Form 10-K or Form 10-Q.  In conjunction with such annual or quarterly review, the Committee shall review:

○         Major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles and major issues as to the adequacy and effectiveness of internal controls and any special audit actions taken in light of major internal control deficiencies;

○         Analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including an analysis of the effects of alternative methods of generally accepted accounting principles on the financial statements; and

○         The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on financial statements.

○         Significant transactions not a normal part of the company’s operations.

○         Significant issues concerning litigation, contingencies, claims or assessments and all material accounting issues that require disclosure in the financial statements.

○         The yearly report prepared by management, and attested to by the independent auditors, assessing the effectiveness of internal controls over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the company’s Annual report on Form 10-K.

○         Reports from the company’s independent auditors, management and internal auditing department to assess the impact on the company of significant accounting or financial reporting developments that may have a bearing on the company.

○         Instances where management has obtained “second opinions” on the independent audit or on accounting and financial reporting policies from other certified public accountants or other financial accounting advisors that must be reported under applicable disclosure rules.

•         Discuss the type of information to be disclosed in earnings press releases, earnings guidance and other financial presentations that are to be provided to analysts, rating agencies and the general public, paying particular attention to the use of “pro forma” or “as adjusted” financial disclosures that are not determined in accordance with generally accepted accounting principles;

•         Discuss the Company’s financial risk exposures, the steps management of the Company has taken to monitor and control such exposures and the Company’s guidelines and policies regarding risk assessment and management;

•         Review the company’s policies relating to the ethical handling of conflicts of interest and review past or proposed transactions between the company and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the company’s independent auditors.

•         Provide the opportunity for management of the Company, the internal auditors and the independent auditors to meet separately with the Committee.  The items to be discussed at the meeting with the independent auditor should include any difficulties encountered in the course of the audit work, any restrictions placed on the scope of the independent auditors’ activities and access to information, any disagreements with management and the evaluation by the internal auditors of the Company’s financial, accounting and internal auditing personnel and the cooperation that the independent auditors received from such personnel during the course of the audit.  The Committee may also review:

○         Any accounting adjustments that were noted by the independent auditors but “passed” (as immaterial or otherwise);

○        Any communications between the independent auditors’ on-site team and the independent auditors’ national offices about auditing or accounting issues raised in the course of the audit of the Company’s financial statements; or

○        The quality of the company’s financial and accounting personnel and any recommendations that the independent auditors may have (which discussion may cover, among other topics, improving internal financial controls, controls over accounting and financial compliance, the selection of accounting principles and management reporting systems.)

○         Any management letter issued, or proposed to be issued, by the independent auditors to the Company.

The meeting with the internal auditors should include a review of the responsibilities, budget and staffing of the Company’s internal audit function as well as the internal auditors’ independence and authority, reporting obligations, proposed internal audit plan for the coming year and coordination of the plan with the independent auditor.  The internal auditors should also present a summary of findings for completed internal audits and progress reports on current internal audit plans, with explanations for any deviations from the plan;

•         Obtain and review, at least annually, a report by the independent auditors describing the firm’s internal quality control procedures, and any material issues raised by the most recent internal quality control review of the firm or by any governmental or professional investigation within the preceding five years with respect to any audit conducted by the firm and steps taken by firm to deal with such issues;

•         Evaluate on an annual basis the qualifications, performance and independence of the independent auditors, based on the Committee’s review of the independent auditors’ report and the performance of the independent auditors throughout the year. In making its evaluation, the Audit Committee should take into consideration the opinion of management and the Company’s internal auditors. In conjunction with this evaluation, the Committee shall review the independent auditors’ lead partner and consider whether the Company should regularly rotate firms to assure continuing auditors’ independence. The Committee shall present to the Board of Directors its conclusions with respect to the independent auditors;

•         At least annually, review and approve all relationships between the independent auditors and the Company, other than the audit of the financial statements with a view toward ensuring the objectivity and independence of the independent auditors in this regard.  The Committee will set clear hiring policies with respect to employees or former employees of the independent auditors by the Company to ensure that there is no direct or indirect adverse effect on the independence of the independent auditors due to the potentiality of future employment by the Company of such personnel;

•         Establish procedures for the receipt, retention and treatment of complaints and concerns received by the Company regarding accounting, internal controls and auditing matters and for the confidential, anonymous submission of such complaints and concerns by employees of the Company; and

•         Establish procedures for the receipt, retention and treatment of reports of evidence of a material violation made by attorneys appearing and practicing before the SEC in the representation of the company or any of its subsidiaries, or reports made by the company’s chief executive officer or general counsel in relation thereto.

•         As requested by the Board from time to time, review with management significant financial matters affecting the company, whether or not related to a review of the quarterly or annual financial statements (which reviews may include, among other things, discussion of such matters as the company’s interim operating results versus planned results, management’s plan regarding the company’s business combination strategies, regulatory audit results or the company’s capital financing alternatives).

•         Prepare the report of the Committee as required by the rules and regulations of the Securities and Exchange Commission to be included in the Company’s proxy materials and submit reports of all meetings of the Committee to, and discuss matters covered at each meeting with, the Board of Directors.  The reports to the Board of Directors should include a review of any issues related to the quality and the integrity of the Company’s financial statements, its compliance with legal and regulatory requirements and the performance of the independent auditors and the internal auditors.

Annual Review

                The Committee shall annually perform a review and evaluation of the performance of the Committee and its members and report its conclusions to the Board of Directors.  In addition, the

Committee shall assess the adequacy of the Charter and the Committee’s own performance under the Charter.  The Committee will determine whether any changes to the Charter are advisable or any corrective actions should be undertaken to correct any deficiencies or weaknesses noted in the review and evaluation.  The Committee shall present any amendments to the Charter or corrective actions that the Committee deems necessary or appropriate to the Board of Directors for its approval.

Adoption and Publication

                 The Charter shall be published on the Company’s Internet website, filed with the Securities and Exchange Commission at least every three years in accordance with applicable regulations and otherwise be filed or reported as may be required by law.

* * * * *

Approved and accepted by the Audit Committee October 30, 2006

Reviewed and ratified by the Audit Committee on July 30, 2007; July 28, 2008 and November 2, 2009

Using a black ink pen, mark your votes with an X as shown in	☒
this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposal 1 — Election of Directors (for term expiring in 2011).
To elect eight directors to hold office until the next annual meeting or until their successors shall have been duly elected or appointed and qualified.

	For	Withhold		For	Withhold		For	Withhold	+

01 - Colleen Conway-Welch, Ph.D.	☐	☐	02 - Christopher T. Hjelm	☐	☐	03 - Anthony S. Piszel, CPA	☐	☐
04 -Suzan L. Rayner, MD	☐	☐	05 - Harry E. Rich	☐	☐	06 - John H. Short, Ph.D.	☐	☐
07 - Larry Warren	☐	☐	08 - Theodore M. Wight	☐	☐

 B  Proposal 2 - 3 — Ratification of Independent Registered Public Accounting Firm, and Approval of the Equity Incentive Plan.

The Board of Directors has proposed and recommends a vote “FOR” the following:
	For	Against	Abstain		For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal	☐	☐	☐	3. To approve the RehabCare Group, Inc. 2006 Equity Incentive Plan (As Amended and Restated Effective May 4, 2010).	☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

■	1 U PX	0 2 4 6 6 3 2	+

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

Proxy — RehabCare Group, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby nominates, constitutes and appoints John H. Short, Ph.D. and Patricia S. Williams (or such other person as is designated by the Board of Directors of RehabCare Group, Inc. (“RehabCare”) (the “Proxies”), or either of them, with full power to act alone, true and lawful attorney(s), with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote as designated on the reverse side all of the shares of common stock, $0.01 par value, of RehabCare entitled to be voted by the undersigned at the Annual Meeting of Stockholders to be held on May 4, 2010 and at any adjournments or postponements thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.If no direction is made, this proxy will be voted “FOR” all the named nominees for director, “FOR” the ratification of the appointment of KPMG, LLP as RehabCare’s independent registered public accounting firm for the fiscal year ended December 31, 2010, and “FOR” the Equity Incentive Plan

The undersigned acknowledges receipt of the 2009 Annual Report to Stockholders and the Notice of Annual Meeting and the Proxy Statement. Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.

(SEE REVERSE SIDE TO VOTE)
 C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your shares are registered. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+